UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Rockwell Medical, Inc.
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ROCKWELL MEDICAL, INC.
NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 18, 2020
To the Stockholders of Rockwell Medical, Inc.:
Notice is hereby given that the 2020 Annual Meeting of Stockholders (the "Annual Meeting") of Rockwell Medical, Inc. (the "Company") will be held as a virtual stockholder meeting at 10:00 a.m. Eastern Time, on May 18, 2020 to consider and take action upon the following matters:

(1)
To elect the two Class II directors named in the proxy statement, each to serve for a three‑year term expiring at the 2023 annual meeting of stockholders and until his successor has been duly elected and qualified;

(2)	To approve, on an advisory basis, the compensation of the Company’s named executive officers;

(3)	To ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for 2020;

(4)	To approve the amendment and restatement of the Rockwell Medical, Inc. 2018 Long Term Incentive Plan to increase the number of shares of common stock issuable thereunder by 2,900,000 shares; and

(5)	To transact any other business which may properly come before the Annual Meeting or any adjournment thereof.
Only stockholders of record at the close of business on April 8, 2020 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. You may attend the Annual Meeting, vote and submit a question during the meeting by visiting www.virtualshareholdermeeting.com/RMTI2020.
All stockholders as of the record date are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU INTEND TO BE PRESENT, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE STAMPED AND ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. Stockholders can help the Company avoid unnecessary expense and delay by promptly returning the enclosed proxy card. The business of the Annual Meeting to be acted upon by the stockholders cannot be transacted unless a majority of the outstanding shares of common stock of the Company is represented at the Annual Meeting.

By Order of the Board of Directors,

David J. Kull Secretary
Hackensack, New Jersey
April 20, 2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 18, 2020
This notice of meeting, the proxy statement, the proxy card and the Company's 2019 Annual Report to Stockholders, which includes the Annual Report on Form 10-K, are available on the internet at http://ir.rockwellmed.com/shareholder-services/annual-meeting. Stockholders may request a copy of the notice of meeting, the proxy statement, proxy card and 2019 Annual Report to Stockholders by sending an e-mail to invest@rockwellmed.com, calling (800) 449-3353 or by internet at http://www.rockwellmed.com.

ROCKWELL MEDICAL, INC.
411 Hackensack Avenue, Suite 501, Hackensack, New Jersey 07601

PROXY STATEMENT

2020 ANNUAL MEETING OF STOCKHOLDERS
May 18, 2020
INTRODUCTION
This proxy statement (the "Proxy Statement") is being furnished to stockholders by the Board of Directors (the "Board") of Rockwell Medical, Inc. (the "Company") in connection with the solicitation of proxies by the Board for use at the 2020 annual meeting of stockholders of the Company to be held on May 18, 2020 at 10:00 a.m. Eastern Time, and all adjournments or postponements thereof (the "Annual Meeting") for the purposes set forth in the attached Notice of 2020 Annual Meeting of Stockholders. The Annual Meeting will be held as a virtual (online) meeting. You may attend the Annual Meeting, vote and submit a question during the meeting by visiting www.virtualshareholdermeeting.com/RMTI2020.
A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted as follows:

(1)
FOR the election of the two Class II directors nominated by our board of directors, each to serve for a three‑year term expiring at the 2023 annual meeting of stockholders and until his successor has been duly elected and qualified (“Proposal 1”);

(2)	FOR the approval, on an advisory basis, the compensation of the Company’s named executive officers (“Proposal 2”);

(3)	FOR ratification of the selection of Marcum LLP as the Company’s independent registered public accounting firm for 2020 (“Proposal 3”); and

(4)
FOR the approval of the amendment and restatement of the Rockwell Medical, Inc. 2018 Long Term Incentive Plan (the "2018 Plan") to increase the number of shares of common stock issuable thereunder by 2,900,000 shares (“Proposal 4”).

With respect to such other business which may properly come before the Annual Meeting or any adjournment thereof, votes will be cast in the discretion of the appointed proxies.
These proxy materials are first being sent or made available to stockholders on or about April 20, 2020. References in this Proxy Statement to the “Company,” “we,” “our” and “us” are references to Rockwell Medical, Inc.
It is important that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please sign and date the enclosed proxy card and return it to us. If you own your shares through a broker, bank or other nominee, please return your voting instruction form to your broker, bank or nominee, or use the electronic voting means described below to vote your shares.
QUESTIONS AND ANSWERS
Why am I receiving these proxy materials?
You are receiving these proxy materials, including this Proxy Statement, the Notice of the 2020 Annual Meeting of Stockholders, the 2019 Annual Report and the proxy card or voting instruction form, in connection with the solicitation of proxies by the Board for use at the Annual Meeting to be held on May 18, 2020 at 10:00 a.m. Eastern Time, and all adjournments or postponements thereof. The Annual Meeting will be held as a virtual (online) meeting. You may attend the Annual Meeting, vote and submit a question during the meeting by visiting www.virtualshareholdermeeting.com/RMTI2020.
Who is entitled to vote at the Annual Meeting?

Only stockholders of record of our common stock, par value $0.0001 per share, which we refer to as our common stock, at the close of business on April 8, 2020, the record date for the Annual Meeting, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. As of the close of business on the record date, we had 69,049,102 shares of common stock outstanding, the only class of stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter submitted for a vote at the Annual Meeting. The presence, in person or by proxy, of the holders of record of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting or any adjournment or postponement thereof. Abstentions and broker non-votes will be treated as shares present at the meeting for purposes of determining the presence of a quorum.
Valid proxies in the enclosed form which are timely returned and executed and dated in accordance with the instructions on the proxy will be voted as specified in the proxy. If no specification is made, the proxies will be voted FOR each of the director nominees listed in Proposal 1 and FOR Proposals 2 through 4.
How do I vote if I hold my shares in “street name”?
If your shares are held in a stock brokerage account or by a bank or other nominee, then you are not legally a stockholder of record but, rather, are considered to own your shares in “street name” and you will need to direct your broker, bank or nominee, who is considered the stockholder of record of your shares, how to vote your shares.
If you hold your shares in street name as of the record date, the notice of meeting, the Proxy Statement, the 2019 Annual Report and a voting instruction form have been forwarded to you by your broker, bank or nominee. As the beneficial or “street name” owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction form included in the mailing. In accordance with applicable regulations, unless you provide your broker, bank or nominee with instructions on how to vote your shares, your shares will not be voted by the broker, bank or nominee on any matter listed in this Proxy Statement other than the proposal to ratify the Company’s independent auditors for 2020. Therefore, if you want the shares you beneficially own to be voted, you should return your voting instruction form or otherwise vote your shares as set forth below.
A street name holder may provide instructions to their broker, bank or nominee on how to vote their shares in any of the following ways:

•	By completing, signing and dating each voting instruction form received and returning it in the envelope provided; or

•	By Internet at www.proxyvote.com and following the instructions outlined on the secure website (have the 12 digit control number available).
If you wish to attend and vote at the Annual Meeting and you are a street name holder, you must request and obtain a legal proxy or power of attorney from your bank, broker or nominee, bring it to the Annual Meeting with you and attach it to the ballot you vote at the Annual Meeting. Please follow the instructions from your bank, broker or nominee, or contact your bank, broker or nominee to request a power of attorney or other proxy authority. Ballots of street name holders that are not accompanied by a legal proxy or power of attorney from the record holder of their shares will not be counted. If you follow the procedures and vote online at the Annual Meeting, you will revoke any prior proxy you may have submitted.
If you are a street name holder and wish to attend the Annual Meeting but do not wish to vote at the Annual Meeting, you must present a legal proxy or power of attorney from your bank, broker or nominee or other reasonably acceptable proof that you beneficially owned your shares on the record date for the Annual Meeting.
How do I vote if I am a stockholder of record?
You are considered a stockholder of record if your shares are registered directly in your name with our transfer agent. If you are a stockholder of record, you may vote your shares in either of the following ways:

•	By signing and dating each proxy card you received and returning it in the envelope provided; or

•	By attending the Annual Meeting by visiting www.virtualshareholdermeeting.com/RMTI2020.
What am I voting on?
The proposals to be voted on at the Annual Meeting are as follows:

(1)
To elect the two Class II directors nominated by the Board, each to serve for a three‑year term expiring at the 2023 annual meeting of stockholders and until his successor has been duly elected and qualified;

(2)	To approve, on an advisory basis, the compensation of the Company’s named executive officers;

(3)	To ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for 2020; and

(4)	To approve the amendment and restatement of the 2018 Plan to increase the number of shares of common stock issuable thereunder by 2,900,000 shares.
How does the Board recommend that I vote?
The Board recommends that you vote your shares of common stock “FOR” each director nominee listed in Proposal 1 and “FOR” Proposals 2, 3 and 4.
What votes are required by our stockholders on the Board’s proposals and how are votes counted?
Votes will be counted by the Inspector of Elections appointed for the Annual Meeting.
Proposal 1: Election of Class II Directors
In an uncontested election (i.e., an election where the number of director nominees equals the number of director positions up for election), such as the one taking place at the Annual Meeting, directors are elected by a majority of the votes cast, meaning each director nominee must receive a greater number of shares of common stock voted “FOR” his election than the number of shares of common stock voted “AGAINST” his election in order to be elected. Broker non-votes and abstentions will not be counted as votes cast on the matter and will have no effect on the outcome of this proposal.
Proposal 2: Advisory Approval of Executive Compensation
The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the advisory approval of executive compensation. Broker non-votes and abstentions will not be counted as votes cast on the matter and will have no effect on the outcome of this proposal.
Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm
The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the ratification of the selection of our independent registered public accounting firm for the year ended December 31, 2020. Abstentions will not be counted as votes cast on the matter and will have no effect on the outcome of this proposal.
Proposal 4: Approval of the Amendment and Restatement of the 2018 Plan
The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the approval of the amendment and restatement of the 2018 Plan. Broker non-votes and abstentions will not be counted as votes cast on the matter and will have no effect on the outcome of this proposal.
Can I change my vote after I have mailed my proxy card?
A stockholder who has submitted a completed proxy may revoke it at any time before it is voted at the Annual Meeting by giving written notice of such revocation to our Secretary or by executing and delivering to the Secretary a later dated proxy. Attendance at the Annual Meeting by a stockholder who has submitted a proxy will not have the effect of revoking it unless such stockholder votes at the Annual Meeting or submits written notice of revocation to the Company’s Secretary before the proxy is voted.
Any written notice revoking a proxy, and any later dated proxy, must be received by the Company prior to the date of the Annual Meeting (unless delivered directly to the Company’s Secretary at the Annual Meeting) and should be sent to Rockwell Medical, Inc., 411 Hackensack Ave., Suite 501, Hackensack, NJ 07601, Attention: David J. Kull, Secretary.
What if another matter is properly brought before the Annual Meeting?
As of the date of filing this Proxy Statement, the Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote on such matters in accordance with their best judgment.
Who is paying for this proxy solicitation?
We will pay the costs associated with the solicitation of proxies, including the preparation, assembly, printing and mailing of the proxy materials. We may also reimburse brokers, fiduciaries or custodians for the cost of forwarding proxy materials to beneficial owners of shares of common stock held in “street name.”

Our employees, officers and directors may solicit proxies in person or via telephone or the Internet. We will not pay additional compensation for any of these services.
How can I find out the voting results?
We expect to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission (the “SEC”) within 4 business days after the Annual Meeting.

PROPOSAL 1
ELECTION OF DIRECTORS
Background
Our Board is divided into three classes, designated Class I, Class II and Class III. Each year, on a rotating basis and until their successor has been elected and qualified, the terms of office of the directors in one of the three classes expire. Successors to the class of directors whose terms have expired will be elected for a three-year term. The terms of each of the Class II Directors expire at the Annual Meeting, the terms of each of the Class III Directors will expire at the 2021 annual meeting of stockholders and the terms of each of the Class I Directors will expire at the 2023 annual meeting of stockholders, in each case upon the election and qualification of the applicable successors. Lisa N. Colleran, who joined our Board in 2018, will leave the Board when her term expires at the Annual Meeting. The Board does not plan to appoint a new director in Ms. Colleran’s place and will reduce the size of the Board to six members.
Set forth below are the names and certain information for each continuing member of the Board, including the nominees for election as Class II directors, as of April 20, 2020. The information presented includes each director’s and nominee’s principal occupation and business experience for the past five years, and the names of other public companies of which he or she has served as a director during the past five years. The information presented below regarding the specific experience, qualifications, attributes and skills of each director and nominee led our Governance and Nominating Committee and our Board to conclude that he or she should serve as a director. In addition, we believe that all of our directors and nominees possess the attributes or characteristics described in “Corporate Governance-Governance and Nominating Committee” that the Governance and Nominating Committee expects of each director. There are no family relationships among any of our directors, nominees for director, or executive officers.

Name	Age	Position(s)
Class I Director:
John P. McLaughlin(2)(3)	68	Chairman of the Board of Directors
Class II Director Nominees:
John G. Cooper(2)(3)	61	Director
Mark H. Ravich(1)(2)	67	Director
Class III Directors:
Russell H. Ellison, M.D.	72	President and Chief Executive Officer, Director
Robert S. Radie	56	Director
(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.
(3) Member of the Governance and Nominating Committee.

Nominees For Reelection to Our Board

Class II Director Nominees (Terms Expiring 2023)
John G. Cooper has been a director and Chair of the Audit Committee since September 2017. Mr. Cooper is currently principal of JGC Advisors, providing corporate development and financial advisory services to emerging life science companies. From 2001 to 2016, Mr. Cooper was a senior executive for Windtree Therapeutics Inc. (formerly Discovery Laboratories, Inc.), a publicly traded specialty pharmaceutical company and the first to receive FDA approval for a synthetic peptide-containing surfactant to address premature infants with respiratory distress syndrome. At Discovery Labs, Mr. Cooper served as president, chief executive officer and a member of the board of directors from 2013 to 2016, president and chief financial officer from 2010 to 2013, executive vice president and chief financial officer from 2002 to 2010 and senior vice president and chief financial officer from 2001 to 2002. Previously, Mr. Cooper served as senior vice president and chief financial officer at Chrysalis International Corporation, a public company providing drug development services to the biopharmaceutical industry worldwide, and DNX Corporation, a public life sciences company developing transgenic technology. Previously, Mr. Cooper served as a financial executive at ENI Diagnostics, Inc., a public life sciences company (acquired by Pharmacia AB) that developed and commercialized the second FDA-approved blood diagnostic test for HIV and a financial analyst at CR Bard, Inc., a public medical device company. Mr. Cooper earned a certified public accountant credential in 1985 and a Bachelor of Science degree in Commerce from Rider University in 1980.

We believe that Mr. Cooper’s extensive executive management, finance and accounting, capital raising, strategic alliance, investor relations and governance experience with public companies in the life sciences industry qualifies him for service as a director of our Company.
Mark H. Ravich has been a director since June 2017. Mr. Ravich currently serves as president of Tri-Star Management, Inc., a commercial real estate management and syndication company that he co-founded in 1998. Since October 2010, Mr. Ravich has also served as a director of Dilon Technologies, Inc., a designer and manufacturer of medical imaging solutions. In addition, since February 2019, Mr. Ravich has served as a director of BioVentrix Inc., a manufacturer of devices to improve and expand the treatments available for congestive heart failure. Previously, from 1990 until its sale in 1998, Mr. Ravich served as the chief executive officer and a director of Universal International, Inc., a wholesale retail company, where he also led its IPO. From February 2013 to 2018, Mr. Ravich served as a director of Orchids Paper Products Company, a national supplier of high quality consumer tissue products, as well as chairman of its governance committee and as a member of its audit committee. From June 2004 to 2018, Mr. Ravich served as a director of MR Instruments, Inc., an independent designer and manufacturer of advanced MRI Radiofrequency coils. From 1978 to 1990, Mr. Ravich was a developer of commercial real estate where he was involved with all aspects of development, finance, construction, marketing, leasing and management of various commercial, industrial, office and multi-family real estate projects. Mr. Ravich began his career in 1975 as an account officer at Citibank N.A., where he made real estate construction loans to national real estate developers. Mr. Ravich also currently serves as a board advisor to Scidera Inc., a provider of clinical laboratory testing services, and is the chief manager of various real estate entities. Mr. Ravich graduated Magna Cum Laude from the Wharton School of the University of Pennsylvania with a BSE and an MBA degree with a major in finance.
We believe that Mr. Ravich’s experience as a member of a board of directors of a public company, financial expertise and experience as a senior leader of his own company qualify him for service as a director of our Company.
Recommendation of the Board
Upon the recommendation of the Governance and Nominating Committee of the Board, the Board has nominated each of Messrs. Cooper and Ravich for election as directors. Each of Messrs. Cooper and Ravich’s terms as a director will expire at the 2023 Annual Meeting as a Class II Director and upon the election and qualification of his successor subject to prior death, resignation, retirement, disqualification or removal. Each of Messrs. Cooper and Ravich currently serves as a Class II director and has indicated a willingness to continue to serve as a director.
Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted FOR the election of each nominee. Should any of the nominees become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares as they represent for the election of such other person as the Board may recommend or the Board may decrease the size of the Board. Management has no reason to believe that any nominee is unavailable or will not serve if elected.
Information regarding the remainder of our Board, along with corporate governance information, can be found starting on Page 7 of this Proxy Statement.
Vote Required
In an uncontested election (i.e., an election where the number of director nominees equals the number of director positions up for election), such as the one taking place at the Annual Meeting, directors are elected by a majority of the votes cast, meaning each director nominee must receive a greater number of shares of common stock voted “FOR” his election than the number of shares of common stock voted “AGAINST” his election in order to be elected.
Under our Principles of Corporate Governance, any nominee who receive a greater number of votes “AGAINST” their election than votes “FOR” their election must tender their resignation to the Governance and Nominating Committee. The Governance and Nominating Committee will then recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken. In determining whether to recommend that the Board accept any resignation offer, the Governance and Nominating Committee may consider all factors that the committee’s members believe are relevant. The Company will promptly disclose the Board’s decision-making process and decision regarding whether to accept a resignation offer in a Current Report on Form 8-K filed with the SEC. Nominees generally will not participate in the Governance and Nominating Committee’s or the Board’s considerations of the appropriateness of their continued service, but may otherwise remain active and engaged in all other Board-related activities, deliberations and decisions while consideration of such director’s resignation is ongoing.
Broker non-votes and abstentions will not be counted as votes cast on the matter and will have no effect on the outcome of this proposal.
THE BOARD RECOMMENDS A VOTE "FOR"
EACH OF THE NOMINEES FOR DIRECTOR

DIRECTORS CONTINUING IN OFFICE
Information Relating to Our Continuing Directors
Class I Director (Term Expiring 2022):
John P. McLaughlin has been a director since September 2019 and Chairman of the Board since October 2019. Mr. McLaughlin was Chief Executive Officer of PDL BioPharma, Inc., a publicly-traded pharmaceutical holding company, from December 2008 until December 2019. From November 2008 to December 2008 he served as a Senior Advisor to PDL BioPharma. He was the Chief Executive Officer and a member of the board of directors of Anesiva, Inc., formerly known as Corgentech, Inc., a publicly-traded biopharmaceutical company, from January 2000 to June 2008. From December 1997 to September 1999, Mr. McLaughlin was President of Tularik Inc., a biopharmaceutical company. From September 1987 to December 1997, Mr. McLaughlin held a number of senior management positions at Genentech, Inc., a biopharmaceutical company, including Executive Vice President. From January 1985 to September 1987, Mr. McLaughlin was a partner at a Washington, D.C. law firm specializing in food and drug law. Prior to that, Mr. McLaughlin served as counsel to various subcommittees of the United States House of Representatives, where he drafted numerous measures that became Food and Drug Administration laws. Mr. McLaughlin has been a member of the board of directors of PDL since 2008. He also serves as a member of the boards of directors of Lensar, a private medtech company that develops and commercializes femtosec lasers for the treatment of cataracts, and Noden, a private company that commercializes two hypertension drugs worldwide. Both are largely owned by PDL. Mr. McLaughlin co-founded and served as Chairman of the board of directors of Eyetech Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company subsequently bought by OSI Pharmaceuticals, Inc., co-founded and served as a member of the board of directors of Peak Surgical, Inc., a private medical device company, until it was acquired by Medtronic in 2011, and served as a member of the boards of directors of AxoGen, Inc., a publicly-traded biopharmaceutical company until 2014, Adverum Biotechnologies, Inc., a publicly-traded biopharmaceutical company, until 2016 and Seattle Genetics, Inc., a publicly-traded biopharmaceutical company, until 2016. He received a B.A. from the University of Notre Dame and a J.D. from Catholic University of America.
We believe that Mr. McLaughlin’s extensive legal, financial, strategic planning, capital raising and executive experience in the life sciences industry, as well as his public company board experience, qualify him for service as a director of our Company.
Class III Directors (Term Expiring 2021):
Russell H. Ellison, M.D. has been a director since January 2020 and the Company’s CEO and President since April 2020. Dr. Ellison has held leadership positions in both emerging biotechnology and large pharmaceutical companies for more than four decades, and has extensive knowledge of the renal and anemia space. He served as a consultant to the Company from August 2019 to April 2020. Previously, he served as Chief Executive Officer of Promedior, Inc. (sold to Roche in 2019), a biotechnology company in fibrosis, from May 2018 to December 2018. Dr. Ellison served as the President and Chief Executive Officer of Bond Biosciences, Inc., a private start-up biotechnology company focused on addressing the iron overload in hemochromatosis, from July 2016 to May 2018. From February 2015 to May 2018, Dr. Ellison was a Managing Partner at Alameda Consulting LLC, where he provided drug development and investment advisory services to biopharmaceutical companies and investors. From September 2015 to May 2018, he served as an Executive Director of Torreya Partners LLC, a life sciences industry investment banking firm. Previously, he served as Chairman of the board of directors and Chief Executive Officer of Assembly Biosciences, Inc., a publicly-traded biotechnology company formed following the merger of Ventrus Biosciences, Inc. and Assembly Pharmaceuticals, from July 2014 to February 2015, and as Chairman of the board of directors and Chief Executive Officer of Ventrus Biosciences, Inc., a publicly-traded biotechnology company, from December 2010 to July 2014. From July 2007 to January 2010, Dr. Ellison served as Executive Vice President of Paramount Biosciences LLC, a global pharmaceutical development and healthcare investment firm. Prior to that, Dr. Ellison served as Vice President of Clinical Development of Fibrogen, Inc., a public biotechnology company developing products for anemia, where he was involved in the early clinical development of Roxadustat, Vice President of Medical Affairs and Chief Medical Officer of Sanofi-Synthelabo, USA, and Vice President, Medical Affairs and Chief Medical Officer of Hoffman-La Roche, Inc. (USA). He has also held senior-level medical affairs and drug development positions at Hoechst Canada, Inc., Glaxo Canada, and Pharma International, Ciba Geigy. Dr. Ellison previously served as an independent board director for Cougar Biotechnology, Inc., a publicly-traded pharmaceutical company that was acquired by Johnson & Johnson in 2009, and CorMedix, Inc., a public pharmaceutical company. He also has served as a director of several privately held development-stage biotechnology companies. Dr. Ellison received an M.Sc. from The London School of Tropical Medicine and Hygiene, and an M.D. from the University of British Columbia.

We believe that Dr. Ellison’s role as Chief Executive Officer and President of our Company and his extensive medical knowledge and deep understanding of the renal and anemia space based on experiences with companies developing therapeutic products that address kidney disease and anemia, coupled with his extensive management experience in the biopharmaceutical industry, experience in the capital markets, and experience serving on the boards of directors of both public and private pharmaceutical companies qualify him for service as a director of our Company.
Robert S. Radie has been a director since March 2020. He served as President and Chief Executive Officer and a member of the board of directors of Zyla Life Sciences, a life sciences company, from March 2012 to October 2019. From November 2010 to October 2011, Mr. Radie served as President and Chief Executive Officer of Topaz Pharmaceuticals Inc., a specialty pharmaceutical company. From March 2009 to November 2010, Mr. Radie served as President and Chief Executive Officer of Transmolecular, Inc., a biotechnology company, after serving as a consultant to Transmolecular from December 2008 through March 2009. From September 2007 to September 2008, Mr. Radie served as the Chief Business Officer of Prestwick Pharmaceuticals, Inc., a specialty pharmaceutical company. Before joining Prestwick, Mr. Radie served in senior management positions with a number of pharmaceutical and biotechnology companies, including Morphotek, Inc., Vicuron Pharmaceuticals, Inc. and Eli Lilly and Company. Mr. Radie has been a member of the board of directors of Paratek Pharmaceuticals since November 2014, and has also served as a director of Life Sciences Pennsylvania, a life sciences industry group, since January 2016 and Horse Power For Life, a nonprofit organization dedicated to improving the quality of life for individuals diagnosed with cancer, since 2006. He previously served as a member of the board of directors of Veloxis Pharmaceuticals A/S from June 2016 to February 2020 and Affinium Pharmaceuticals, Ltd. from July 2012 to March 2014. Mr. Radie received his B.S. in Chemistry from Boston College.
We believe that Mr. Radie’s prior executive management, finance, commercialization, capital raising, investor relations and public company experience in the life sciences industry qualifies him for service as a director of our Company.
CORPORATE GOVERNANCE
Independence
Based on the absence of any material relationship between each such director and the Company, other than in their capacities as directors and stockholders, the Board has determined that each of Messrs. Cooper, McLaughlin, Radie and Ravich, and Ms. Colleran (representing all current directors other than Dr. Ellison, who also serves as the Company’s President and Chief Executive Officer) are independent, as independence is defined in the applicable Nasdaq Stock Market and SEC rules.
Board Leadership Structure
Our Principles of Corporate Governance provide that the Board will elect a Chairman of the Board, who is not the CEO of the Company. In the event that there is a need for a lead independent director, the Board will appoint a lead independent director. Our Board believes that it is in the best interests of the Company and our stockholders to separate the role of Chairman of the Board from the role of Chief Executive Officer. Our Board believes that this separate leadership structure enhances the accountability of our Chief Executive Officer to our Board, strengthens our Board’s independence from management and ensures a greater role for the independent directors in the oversight of the Company. In addition, our Board believes that separating these roles allows the Chief Executive Officer to focus his efforts on operating our business and managing our Company in the best interests of our stockholders, while the Chairman provides guidance to the Chief Executive Officer and, in consultation with management, helps to set the agenda for Board meetings and establishes priorities and procedures for the work of the full Board. The Chairman presides over meetings of the full Board. Mr. McLaughlin serves as Chairman of the Board and Dr. Ellison serves as the Company’s President and CEO, as well as a Class III Director.
Our Board believes that the current Board leadership structure is in the best interests of the Company and its stockholders at this time. Our Board recognizes that no single leadership model is right for all companies and at all times and that, depending on the circumstances, other leadership models, such as combining the Chairperson and CEO roles, might be appropriate. Accordingly, our Board periodically reviews its leadership structure. Our Principles of Corporate Governance provide the flexibility for our Board to modify or continue its leadership structure in the future, as it deems appropriate.
Meetings and Committees of the Board
During 2019, the Board held 16 meetings. Each current director attended at least 75% of the total number of meetings of the Board and committees of which they were a member in 2019. It is the Board’s policy that, absent any unusual circumstances, all director nominees standing for election will attend the Annual Meeting. Our 2019 annual meeting of stockholders was conducted virtually, with a majority of the then-sitting directors attending the meeting. In addition to formal Board meetings, the Board members have frequent informal discussions and conferences with management throughout the year.
Audit Committee

We have an Audit Committee which is currently comprised of Messrs. Cooper (Chairman), McLaughlin and Ravich. The Audit Committee held five meetings in 2019. The Board has determined that Mr. Cooper, who is the Chairman of the Audit Committee, is an “audit committee financial expert,” as defined by applicable SEC rules. In addition, the Board has determined that each member of the Audit Committee is independent as independence for audit committee members is defined in applicable Nasdaq Stock Market and SEC rules. The Audit Committee has a written charter setting forth the responsibilities of the committee, a copy of which is posted on our website at www.rockwellmed.com. The charter provides that the Audit Committee will assist the Board in its oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.
The functions of the Audit Committee include, among other things, (1) monitoring the adequacy of the Company’s internal controls; (2) engaging and overseeing the work of the registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us, including the conduct of the annual audit and overseeing the independence of such firm; (3) overseeing our independent accountants’ relationship with the Company; (4) reviewing the audited financial statements and the matters required to be discussed by Auditing Standard No. 1301 with management and the independent accountants, including their judgments about the quality of our accounting principles, applications and practices; (5) recommending to the Board whether our current audited financial statements should be included in our Annual Report on Form 10-K; (6) reviewing with management and our independent accountants our quarterly financial information before we file our Forms 10-Q; (7) reviewing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting and compliance matters; (8) reviewing related party transactions required to be disclosed in our proxy statement for potential conflict of interest situations and, where appropriate, approving such transactions; and (9) monitoring with management the status of pending litigation and investigations.
Audit Committee Report
Our Audit Committee has:

•	Reviewed and discussed with management our audited financial statements for the year ended December 31, 2019;

•	Discussed with our independent accountants the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;

•
Received the written disclosures and the letter from our independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence; and

•	Discussed with our independent accountants the independent accountants’ independence.
Based on its review and discussions described above, our Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the SEC.
Management is responsible for our financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent accountants are responsible for auditing those financial statements. Our Audit Committee’s responsibility is to monitor and review these processes. Our Audit Committee has relied, without independent verification, on management’s representation that our financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of our independent accountants included in their report on our financial statements.
By the Audit Committee:
John G. Cooper (Chairman)
John P. McLaughlin
Mark Ravich
Compensation Committee
We have a Compensation Committee which is currently comprised of Ms. Colleran (Chairwoman) and Mr. Ravich. The Compensation Committee held six meetings in 2019. The Compensation Committee has a written charter setting forth the responsibilities of the committee, a copy of which is posted on our website at www.rockwellmed.com. Pursuant to the charter, the Compensation Committee is generally responsible for (1) overseeing, reviewing and approving all compensation and benefits for executive officers, (2) making recommendations to the Board for director compensation, (3) overseeing and administering the stock compensation program, (4) overseeing the development of our compensation and employee benefit plans and discharging its responsibilities under such plans, (5) reporting to the Board on our compensation policies, programs and plans, and (6) approving other employee compensation and benefit programs where Board action is necessary or appropriate. Except to the extent prohibited by Nasdaq Stock Market rules and state law, our Compensation Committee may delegate its authority to subcommittees when it deems appropriate and in the best interests of the Company.
Governance and Nominating Committee
We have a Governance and Nominating Committee which is currently comprised of Mr. McLaughlin (Chairman), Ms. Colleran and Mr. Cooper. The Governance and Nominating Committee held seven meetings in 2019. The Governance and Nominating Committee has a written charter setting forth the responsibilities of the committee, a copy of which is posted on our website at www.rockwellmed.com. Pursuant to the charter, the Governance and Nominating Committee is generally responsible for (1) oversight of the corporate governance of the Company; (2) recommending appropriate corporate governance practices; (3) identifying individuals qualified to become directors and selecting, or recommending that the Board select, the candidates for all directorships to be filled by the Board or by the stockholders; and (4) oversight of the evaluation of the Board and its committees.
In identifying candidates for director, our Governance and Nominating Committee will consider suggestions from incumbent directors, management or others, including stockholders. Our Governance and Nominating Committee may retain the services of a consultant from time to time to identify qualified candidates for director. Our Governance and Nominating Committee reviews all candidates in the same manner without regard to who suggested the candidate. In selecting candidates, our Governance and Nominating Committee will consider all factors it believes appropriate, which may include (1) ensuring that the Board, as a whole, is diverse and consists of individuals with various and relevant career experience, technical skill, industry knowledge and experience, financial expertise, local or community ties, and (2) individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, especially the life sciences industry, independence of thought and an ability to work collegially. Although it has no formal policy with regard to diversity, the charter states that our Governance and Nominating Committee should, with respect to diversity, consider such factors as differences of viewpoint, education, skill and other individual qualities and attributes that contribute to board heterogeneity, including characteristics such as race, gender and national origin. Our Governance and Nominating Committee is committed to seeking highly qualified candidates inclusive of all national origins, races and genders to include in the pool from which director nominees are chosen.
Nominations of Directors
Nominees for director that are proposed by stockholders must be proposed pursuant to timely notice in writing to our Secretary, at Rockwell Medical, Inc., 411 Hackensack Ave., Suite 501, Hackensack, NJ 07601, as provided in our bylaws. The requirements for proposing director candidates, as set forth in our bylaws, are described below.
Stockholders proposing director nominees for election at the 2021 annual meeting of stockholders must provide written notice of such intention, along with the other information required by our bylaws, to our Secretary at our principal executive offices no earlier than the close of business on January 18, 2021 and no later than February 18, 2021. If the 2021 annual meeting of stockholders date is significantly advanced or delayed from the first anniversary of the date of the Annual Meeting, then the notice and information must be given not later than the 90th day before the meeting or, if later, the 10th day after the first public disclosure of the date of the 2021 annual meeting of stockholders. With respect to an election to be held at a special meeting of stockholders, such notice must be given in accordance with the procedures set forth in our bylaws no earlier than the close of business on the 120th day before and not later than the close of business on the 90th day before the date of such special meeting or, if later, the 10th day after the first public disclosure of the date of such special meeting. A proponent must also update the information provided in or with the notice at the times specified by our bylaws. Nominees for director pursuant to a notice which is not timely given or does not contain the information required by our bylaws or which is not delivered in compliance with the procedure set forth in our bylaws will not be considered at the stockholders meeting.
Only persons who are stockholders both as of the giving of notice and the date of the stockholders meeting and who are eligible to vote at the stockholders meeting are eligible to nominate directors. The nominating stockholder (or his qualified representative) must attend the stockholders meeting in person and present the proposed nominee in order for the proposed nominee to be considered.
The Board has not established specific, minimum qualifications for recommended nominees or specific qualities or skills for one or more of our directors to possess. The Board uses a subjective process for identifying and evaluating candidates for nomination as a director, based on the information available to, and the subjective judgments of, the members of the Board and our then current needs. The Board does not believe there would be any difference in the manner in which it evaluates candidates based on whether the candidate is recommended by a stockholder.
Board Role in Risk Oversight
Our Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s enterprise risks. While our Board oversees the Company’s enterprise risk management and establishes policies, Company management is responsible for day-to-day enterprise risk management processes. The Board and its committees provide enterprise risk management oversight function through regular, periodic reporting from and discussions with management appropriate to the nature and magnitude of the particular enterprise risk. Our Audit Committee oversees management of financial risks and risks associated with conflicts of interest. Our Compensation Committee oversees management of risks relating to executive compensation plans and arrangements. While each committee is responsible for evaluating certain risks and overseeing management of those risks, the entire Board is regularly informed about those risks. In addition, management’s role is to evaluate and assess business risks and to inform the Board of its evaluation of such business risks periodically.
Code of Business Conduct and Ethics
Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer and principal accounting officer or controller. Our Code of Business Conduct and Ethics contains written standards that we believe are reasonably designed to deter wrongdoing and to promote:
•Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•Full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications we make;
•Compliance with applicable governmental laws, rules and regulations;
•The prompt internal reporting of violations of the Code of Business Conduct and Ethics to the appropriate person or persons or through the Company's anonymous whistleblower hotline; and
•Accountability for adherence to the Code of Business Conduct and Ethics.
Principles of Corporate Governance
Our Board has adopted and annually reviews our Principles of Corporate Governance. These Principles of Corporate Governance, along with our Certificate of Incorporation, Bylaws and the charters of our Board’s committees, form the framework for the governance of our Company. These principles include principal board responsibilities, our Majority Voting Policy, Clawback Policy, Lead Independent Director Charter (if a lead independent director is appointed), the Board’s policy against hedging and pledging our shares of common stock, and stock ownership guidelines. Our Principles of Corporate Governance, as currently in effect, are available on our website at www.rockwellmed.com through the “Investors” page.
Stockholder Communications with the Board
Our Board has a process for our stockholders to send communications to our Board or Audit Committee, including complaints regarding accounting, internal accounting controls or auditing matters. Communications may be sent to our Board, our Audit Committee or specific directors by regular mail to the attention of our Board, our Audit Committee or specific directors, at our principal executive offices at 411 Hackensack Ave., Suite 501, Hackensack, NJ 07601. All of these communications will be initially reviewed by our Secretary (1) to filter out communications that the Secretary deems are not appropriate for the directors, such as communications offering to buy or sell products or services, and (2) to sort and relay the remainder (unedited) to the appropriate directors.

EXECUTIVE OFFICERS
The executive officers of the Company are elected or appointed annually and serve as executive officers of the Company at the pleasure of our Board. Certain information regarding our executive officers who are not directors, as of April 20, 2020, is set forth below.

Name	Age	Position(s)
Angus Smith	37	Chief Financial Officer
Ajay Gupta, M.D.	62	Chief Scientific Officer
Marc Hoffman, M.D.	59	Chief Medical Officer
Paul E. McGarry	52	Vice President, Corporate Controller and Principal Accounting Officer
Raymond D. Pratt, M.D.	69	Chief Development Officer
Angus Smith has served as the Company’s Chief Financial Officer since November 2018. Prior to joining the Company, Mr. Smith served in variety of finance roles in the health care industry including most recently as Senior Vice President, Chief Business Officer and Principal Financial Officer at Pernix Therapeutics Holdings, Inc., a specialty pharmaceutical company, from February 2018 until November 2018, where Mr. Smith was responsible for the oversight of Pernix’s financial operations and management of Pernix’s business development activities, as well as relationships with investors and other key constituents in the financial community. Previously at Pernix, Mr. Smith served as Vice President, Business Development & Strategic Planning from July 2016 to February 2018 and as Vice President, M&A and Corporate Finance from September 2014 to July 2016. Pernix filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in February 2019 following the entry of a generic version of the Pernix migraine drug Treximet. From October 2011 to September 2014, Mr. Smith served as a Director in the Healthcare Investment Banking Group at Cantor Fitzgerald, a financial services firm. Mr. Smith previously held several positions of increasing responsibility in the Healthcare Investment Banking group at Gleacher & Company, a financial advisory firm, and various predecessor firms from July 2005 to August 2011. Mr. Smith earned a B.A. in Mathematical Economics from Colgate University in 2005.
Ajay Gupta, M.D. has served as the Company’s Chief Scientific Officer since June 2009. Before joining the Company, Dr. Gupta spent the prior seven years as an associate professor of medicine at UCLA and Charles Drew University Schools of Medicine, Los Angeles, CA, where he had an active nephrology practice. Prior to that, Dr. Gupta served on the faculties of Henry Ford Hospital, Detroit, MI, University of Alabama, Birmingham, State University of New York, Syracuse and Washington University, St. Louis. Dr. Gupta also completed a clinical fellowship in Nephrology from Wayne State University, Detroit, Michigan and a research fellowship in Nephrology from Washington University, St. Louis, Missouri. Dr. Gupta, who is the founder and chairman of the Indian Society for Bone and Mineral Research, earned his MBBS degree and completed his residency in Internal Medicine from All India Institute of Medical Sciences, New Delhi.
Raymond D. Pratt, M.D. has served as the Company’s Chief Development Officer since November 2019. He previously served as the Company’s Chief Medical Officer from April 2012 to November 2019. Prior to joining the Company, Dr. Pratt worked at Shire PLLC from 2003 to 2010 as vice president research and development and as the scientific leader in its Emerging Business Unit and Renal Business Unit. Previous roles at Shire included vice president global clinical medicine and global clinical affairs and head of US Clinical Development. Dr. Pratt served in a consulting role at Quintiles, a global biopharmaceutical services company, as a vice president of strategic drug development innovation from August 2011 until joining the Company, and as an industry consultant during 2011 after leaving Shire. Prior to working at Shire, he was senior director, clinical research and development at Eisai Medical Research from 1994 to 2003, where he was head of central nervous system and internal medicine clinical development. Dr. Pratt is a graduate of the University of Illinois College of Medicine and completed his nephrology fellowship at the Walter Reed Army Medical Center where he practiced nephrology and served as the assistant chief of nephrology services and director of dialysis services from 1983 to 1985. Dr. Pratt was the recipient of a physician scientist training grant at Johns Hopkins School of Medicine and the recipient of a James Shannon New Investigator award from the NIH. He served as an assistant professor in the John Hopkins Department of Medicine and Nephrology from 1989 to 1993.
Paul E. McGarry has served as the Company’s Vice President, Corporate Controller and Principal Accounting Officer since June 2019. Prior to joining the Company, Mr. McGarry served as Corporate Financial Controller at Alyvant, Inc. from November 2018 until present, where Mr. McGarry was responsible for oversight of Alyvant’s financial management. From July 2011 to November 2018, Mr. McGarry served as Corporate Controller at Champions Oncology, Inc., where he was responsible for the oversight of Champions’ accounting and financial operations. Mr. McGarry began his accounting career at Deloitte & Touche LLP, serving as Audit Manager in Assurance and Advisory Services, where he was tasked with implementing worldwide Sarbanes-Oxley procedures and performed Sarbanes-Oxley training for international audit teams. Mr. McGarry earned a B.S. in Accounting from Penn State in 1998 and is a Certified Public Accountant in the state of New York.
Marc Hoffman, M.D. has served as the Company’s Chief Medical Officer since November 2019. Prior to joining the Company,

Dr. Hoffman served as Chief Medical Officer at Celerion, Inc., a drug development services company, from February 2017 to November 2019. From May 2016 to February 2017, he served as Chief Medical Officer at Patient iP, a company applying its innovative patient data analytics platform for biopharmaceutical clients’ clinical development and medical affairs programs. From October 2011 to February 2016, Dr. Hoffman was a medical executive for Theorem Clinical Research (acquired by Chiltern International in 2015), a global clinical research organization, where he held the roles of Chief Medical Officer from November 2014 to February 2016 and Senior Vice President & General Manager Pharmaceutical Development from October 2011 to September 2015. Previously, Dr. Hoffman served as Vice President, Medical and Scientific Affairs for Covance, Inc., a leading public contract research organization, from 2009 to 2011 and Vice President, Global Medical Affairs for Hospira, Inc., a leading provider of injectable drugs, infusion technologies and biosimilars from 2007 to 2009. From 2000 to 2007, Dr. Hoffman held various vice president and executive director medical roles with responsibility for regulatory affairs, clinical affairs and medical affairs for business units of Baxter Healthcare Corporation. Dr. Hoffman received his bachelor’s degree in psychology from Emory University and his M.D. from American University of the Caribbean. He went on to complete the Diploma in Pharmaceutical Medicine (DipPharmMed) organized jointly by BrAPP (British Association of Pharmaceutical Physicians) and Cardiff School of Pharmacy and Pharmaceutical Sciences, Cardiff University.
COMPENSATION OF EXECUTIVE OFFICERS
Overview
The following table sets forth the total compensation paid to or earned by Messrs. Paul and Smith and Dr. Gupta (the "NEOs") during each of the last two years, or such shorter period during which they served as a named executive officer.
Summary Compensation Table

Name and Principal Position	Year	Salary($)	Bonus($)(b)	Stock Awards($)(c)	Option Awards($)(d)	Non-Equity Incentive Plan Compensation($)(e)	Total($)
Stuart Paul	2019	600,000	—	—	—	—	600,000
Former Chief Executive Officer (a)	2018	184,615	300,000	4,782,994	2,216,194	—	7,483,803
Angus Smith	2019	400,000	—	—	—	85,750	485,750
Chief Financial Officer	2018	20,000	125,000	551,002	752,221	—	1,448,223
Ajay Gupta, M.D.	2019	509,590	—	81,770	84,280	61,090	736,730
Chief Scientific Officer	2018	506,415	60,000	388,000	—	—	954,415
_______________________________________________________________________________

(a)	Mr. Paul ceased serving as CEO on April 17, 2020.

(b)
Bonuses in 2018 for Messrs. Paul and Smith include sign-on bonuses of $100,000 and $125,000, respectively. Other bonus amounts reflected in the table for 2018 were approved by our Board upon recommendation of the Compensation Committee following the year end, but constitute compensation earned for services rendered in the year shown.

(c)
The amounts reported in this column represent grant date fair values of restricted stock unit awards computed in accordance with FASB ASC Topic 718. These restricted stock unit (“RSU”) awards were valued at the closing market price on the date of grant, or $4.70 for the 2018 grants to Mr. Paul, $3.52 per share for the November 28, 2018 grants to Mr. Smith and $3.88 per share and $4.81 per share for the 2018 and 2019 grants, respectively, to Dr. Gupta. The amounts reported above for 2018 include awards subject to performance-based vesting. The 2018 grants of performance based restricted stock units were valued at $2,958,806, and $257,666 for Messrs. Paul and Smith, respectively, reported at the grant date fair value assuming maximum performance. See “Outstanding Equity Awards at 2019 Year-End” below for additional details regarding the performance vesting criteria for these awards.

(d)
The amounts reported in this column represent grant date fair values of stock option grants determined using the Black Scholes option pricing model, excluding any forfeiture reserves, in accordance with FASB ASC Topic 718. The amounts reported above for 2018 include grants of options subject to performance-based vesting. The 2018 grants of performance stock options were valued at $1,075,106 for Mr. Paul, reported at the grant date fair value assuming maximum performance. The assumptions used to determine fair value are set forth under "Fair Value Assumptions" below. See “Outstanding Equity Awards at 2019 Year-End” below for additional details regarding the performance vesting criteria for these awards.

(e)	See “Annual Incentive Compensation” below for a description of the amounts included in this column.

Options	Year Granted	Dividend Yield	Risk Free Rate	Volatility	Expected Life
Stuart Paul	2018	0.00%	2.85%	67.48%	5.5 - 6.5 Years
Angus Smith	2018	0.00%	2.97%	69.85%	5.5 - 6.5 Years
Ajay Gupta, M.D.	2019	0.00%	2.39%	68.40%	5.5 - 6.5 Years

Performance Options	Year Granted	Dividend Yield	Risk Free Rate	Volatility	Expected Life
Stuart Paul	2018	0.00%	2.85%	67.48%	5.79 Years
Employment Agreements
Employment Agreement with Stuart Paul
On July 31, 2018, the Company entered into an employment agreement with Mr. Paul (the “Paul Agreement”), pursuant to which he commenced employment on September 4, 2018. The Paul Agreement provides that he will serve as an at-will employee and he is entitled to an annualized base salary of $600,000, a year-end performance bonus with a target bonus of 60% of his base salary (commencing 2019 and to be paid in cash or stock), and eligibility to receive annual long-term incentive grants in cash or equity. In addition, the Paul Agreement provided Mr. Paul a sign-on bonus of $100,000 (Mr. Paul would have been required to repay a pro-rated portion of his sign-on bonus if the Company terminated his employment for Cause or if he resigned without Good Reason within 12 months of his commencement date), eligibility to receive a 2018 performance bonus in a target amount of $200,000 (the 2018 performance bonus could be no less than $100,000) and an initial equity award representing the right to acquire a total of up to 2,070,000 shares of Company common stock, compromised of 388,125 time-based options, 388,125 performance-based options, 388,125 time-based restricted stock units and 905,625 performance-based restricted stock units (the “Inducement Awards”). The Inducement Awards were issued outside of the Company’s stockholder-approved 2018 Long-Term Incentive Plan, in accordance with Nasdaq Listing Rule 5635(c)(4). For discussion regarding certain payments triggered upon a termination of employment, see “Payments Upon Termination or Change in Control.” Mr. Paul ceased serving as our President and Chief Executive Officer on April 17, 2020. As disclosed on the Company’s Form 8-K filed on April 20, 2020, the Company entered into an employment agreement with its new President and Chief Executive Officer, Dr. Ellison.
Employment Agreement with Angus Smith
On October 26, 2018, the Company entered into an employment agreement with Angus Smith, pursuant to which he commenced serving as the Company's Chief Financial Officer effective November 25, 2018 (the "Smith Agreement"). The Smith Agreement provides that he will serve as an at-will employee and he is entitled to an annualized base salary of $400,000, a year-end performance bonus with a target bonus of 50% of his base salary (commencing 2019 and to be paid in cash or stock), and eligibility to receive annual long-term incentive grants in cash or equity commencing in 2020. In addition, the Smith Agreement provided Mr. Smith with a sign-on bonus of $125,000 (Mr. Smith would have been required to repay a pro-rated portion of his sign-on bonus if the Company terminated his employment for Cause or if Mr. Smith resigned without Good Reason within 12 months of his commencement date) and an initial equity grant on his commencement of employment representing the right to acquire a total of up to 500,000 shares of Company common stock, compromised of 333,333 time-based options, 83,334 time-based restricted stock units and 83,333 performance-based restricted stock units. For discussion regarding certain payments triggered upon a termination of employment, see "Payments Upon Termination or Change in Control."
Employment Agreement with Ajay Gupta, M.D.
Dr. Gupta commenced employment with the Company in 2009. On October 7, 2018, in conjunction with the Master Services and IP Agreement that we entered into with Charak, LLC and Dr. Gupta, the Company entered into an employment agreement with Dr. Gupta, pursuant to which he continues to serve as the Company's Senior Vice President and Chief Scientific Officer (the "Gupta Agreement"). The Gupta Agreement provides for a term of 36 months, ending on October 8, 2021 (subject to certain termination provisions), after which Dr. Gupta shall continue to be employed as an at-will employee.
Dr. Gupta receives an annualized base salary of $510,000 and is eligible to earn year-end performance bonuses (to be paid in either cash or equity or both) with a target bonus of 50% of his base salary. Dr. Gupta is eligible to receive annual long-term incentive grants in cash or equity or both. Dr. Gupta also received a grant of 100,000 restricted stock units in 2018 connection with entering into the Gupta Agreement, which vested in full on the first anniversary of the date of the Gupta Agreement. For discussion regarding certain payments triggered upon a termination of employment, see "Payments Upon Termination or Change in Control.”
Annual Incentive Compensation

For purposes of determining 2019 Non-Equity Incentive compensation for Mr. Paul, Mr. Smith and Dr. Gupta, the Board, upon recommendation of the Compensation Committee, approved a set of corporate and individual goals for each executive that would determine their respective payout, subject to Board discretion.
2019 Corporate Goals
Corporate goals for 2019 consisted of a variety of financial, commercial, pipeline advancement (development / regulatory) and business development objectives for the Company, including consolidated net sales for the year, the launch of Dialysate Triferic, Dialysate Triferic shipped volume, acceptance for filing of the I.V. Triferic New Drug Application (“NDA”), international partnerships and certain objectives related to the Company’s dialysis concentrates business. In determining each executive’s bonus, the Board considered the progress that was made during 2019 in achieving these goals, including the buildout of the Company’s infrastructure to support the Dialysate Triferic launch, the successful submission of the NDA for I.V. Triferic, and the Company’s progress in remediating internal controls deficiencies that were identified during fiscal 2018 following the resignation of the Company’s previous auditor and included in the 2018 audit report from Marcum LLP.
2019 CEO Goals
Mr. Paul’s individual goals for 2019 were based on various factors that the Board believed would enhance stockholder value, including goals tied to year-end total enterprise value, strategic plans, net sales of Dialysate Triferic, strategic plans for I.V. Triferic including the NDA submission, and international partnership activity. Based on a review of the 2019 corporate goals and individual goals for Mr. Paul, the performance of the overall enterprise value of the Company and in light of the Board’s ultimate discretion over Mr. Paul’s bonus for 2019, the Board determined that a bonus award to Mr. Paul for 2019 was not appropriate.
2019 CFO Goals
Mr. Smith’s individual goals were based on various factors that the Board believed would enhance shareholder value, including goals tied to year-end total enterprise value, net sales of Dialysate Triferic, remediation of internal controls deficiencies and international partnership activity. Based on a review of the 2019 corporate goals and individual goals for Mr. Smith, and in light of the Board’s ultimate discretion over Mr. Smith’s bonus for 2019, the Board awarded a bonus of $85,750 to Mr. Smith, representing 43% of his bonus target for the year.
2019 Chief Scientific Officer Goals
Dr. Gupta’s individual goals were based on various factors that the Board believed would enhance shareholder value, including goals tied to strategic goals for the Company’s scientific platform, including the development of a strategy and plan to position Triferic for the potential launch of HIF-PHIs in 2021, researching potential new indications for Triferic, and participation in the process of building a leading Medical Advisory Board for the purpose of advising the Company’s strategy for Triferic in both ESRD and potential new indications. Based on a review of the 2019 corporate goals and individual goals for Dr. Gupta, and in light of the Board’s ultimate discretion over Dr. Gupta’s bonus for 2019, the Board awarded a bonus of $61,090 to Dr. Gupta, representing 24% of his bonus target for the year.
Long-Term Equity Incentive Compensation
In 2019, after consideration of internal equity and the fact that Dr. Gupta had not received an equity award since 2017, upon the recommendation of the Compensation Committee, the Board awarded Dr. Gupta 28,000 stock options and 17,000 restricted stock units. The stock options and the restricted stock units vest in three equal installments on the first, second and third anniversaries of April 25, 2019.
Outstanding Equity Awards at 2019 Year-End
The following table shows certain information regarding outstanding equity awards at December 31, 2019 for our NEOs:

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(b) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(c)	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)(d)	Market Value of Shares That Have Not Vested ($)(e)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have not Vested (#)(f)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(e)
Stuart Paul(a)	9/4/2018	129,375	258,750	388,125	$4.70	9/4/2028	193,083	$471,123	905,625	$2,209,725
Angus Smith	11/28/2018	111,111	222,222	—	$3.52	11/28/2028	55,556	$135,557	83,333	$203,333
Ajay Gupta	1/15/2010	60,000	—	—	$7.13	1/15/2020	—	$—	—	$—
	8/13/2010	75,000	—	—	$5.86	8/13/2020	—	$—	—	$—
	1/11/2011	150,000	—	—	$8.47	1/11/2021	—	$—	—	$—
	1/5/2012	125,000	—	—	$10.04	1/5/2022	—	$—	—	$—
	6/4/2012	25,000	—	—	$8.73	6/4/2022	—	$—	—	$—
	1/13/2013	150,000	—	—	$6.12	1/31/2023	—	$—	—	$—
	1/14/2014	150,000	—	—	$10.10	1/13/2024	—	$—	—	$—
	10/1/2014	50,000	—	—	$8.88	10/1/2024	—	$—	—	$—
	10/2/2015	215,000	—	—	$8.23	10/2/2025	—	$—	—	$—
	4/26/2019	—	28,000	—	$4.81	4/25/2029	—	$—	—	$—
	3/21/2017	—	—	—	$—	—	—	$—	68,500	$167,140
	4/26/2019	—	—	—	$—	—	17,000	$41,480	—	$—
_______________________________________________________________________________

(a)
Mr. Paul ceased serving as CEO on April 17, 2020. Upon his termination of his employment, all outstanding unvested performance-based awards, which were comprised of 388,125 performance-based stock options and 905,625 performance-based RSUs, were forfeited. All time-based awards continue vesting for one year following termination.

(b)	Time-based options vest in three equal annual installments beginning one year after the grant date or immediately upon death, disability or a change in control.

(c)
As of December 31, 2019, Mr. Paul had 388,125 unvested stock options subject to performance-based vesting, including 129,375 options that vest upon the achievement of a $10 million annualized run-rate for Triferic (measured over any given fiscal quarter), 129,375 options that vest upon the Company achieving an enterprise value of $400 million for 30 consecutive days, and 129,375 options that vest upon the Company achieving an enterprise value of $500 million for 30 consecutive days.

(d)
96,542 of Mr. Paul’s time-based restricted stock units are scheduled to vest on September 4, 2020 and 96,541 of Mr. Paul’s time-based restricted stock units are scheduled to vest on September 4, 2021. 27,778 of Mr. Smith’s time-based restricted stock units are scheduled to vest on November 28, 2020 and 27,778 of Mr. Smith’s time-based restricted stock units are scheduled to vest on November 28, 2021. 17,000 of Dr. Gupta’s time-based restricted stock units are scheduled to vest in equal installments of one-third on each of April 25, 2020, 2021 and 2022.

(e)	Value was determined by multiplying the number of shares that have not vested by the closing price of our common stock as of December 31, 2019 ($2.44).

(f)
Mr. Paul’s awards include 905,625 RSUs that are subject to performance-based vesting, including 258,750 RSUs that vest upon the Company receiving add-on Medicare reimbursement for Triferic, 258,750 RSUs that vest upon receipt of European approval for Triferic, 129,375 RSUs that vest upon the achievement of a $10 million annualized run-rate for Triferic (measured over any given fiscal quarter), 129,375 RSUs that vest upon the Company achieving an enterprise value of $400 million for 30 consecutive days, and 129,375 RSUs that vest upon the Company achieving an enterprise value of $500 million for 30 consecutive days. Mr. Smith’s awards include 83,333 RSUs that are subject to performance-based vesting upon achieving various enterprise value thresholds, including 8,333 RSUs that vest upon the Company achieving an enterprise value of $400 million for 30 consecutive days, and 25,000 RSUs that vest upon the Company achieving an enterprise value of $500 million for 30 consecutive days, 25,000 RSUs that vest upon the Company achieving an enterprise value of $600 million for 30 consecutive days, and 25,000 RSUs that vest upon the Company achieving an enterprise value of $750 million for 30 consecutive days. Dr. Gupta’s awards include 68,500 restricted stock awards that vest upon the earliest to occur of (a) reported net sales of the Company in any four consecutive calendar quarters equals or exceeds $100,000,000, (b) the market capitalization of the Company is greater than $600,000,000 for ten consecutive trading days, and (c) one year following the date the Centers for Medicare & Medicaid Services assign the Company transitional add on reimbursement payment status for the drug product, Triferic®.
Other Compensation
The Company offers a 401(k) plan for individual retirement savings opportunities available to all of our salaried employees on a non-discriminatory basis. The plan is non-contributory by the Company and we have no other pension or retirement plan or deferred compensation arrangements for our NEOs.
Executive Stock Ownership Guidelines
In early 2017, to further align our management's and stockholders' economic interests and discourage inappropriate or excessive risk-taking, our Board established formal stock ownership guidelines that apply to our management team, including our NEOs. Under these guidelines, our Chief Executive Officer, other NEOs and any Vice Presidents are required to maintain the following ownership levels:

CEO	4x base salary
All other NEOs	2x base salary
Vice Presidents	1x base salary
Each covered executive has the goal of meeting the guidelines by the later of the fifth anniversary of the date the guidelines became effective or the fifth anniversary of the executive's first designation as an executive subject to the guidelines. A covered executive will be deemed to be in compliance with the guidelines if the value of shares held by the executive on any date during the calendar year equals or exceeds the applicable multiple of his or her base salary. After meeting the ownership guidelines, any subsequent decreases in the market value of shares will not be considered, as long as the executive remains at the same salary and/or title level and holds at least the same number of shares as they did when they met or exceeded the guidelines.
For purposes of these guidelines, the following securities will be counted in determining whether an executive owns the requisite number of shares: shares of common stock purchased by the executive, shares owned jointly with or separately by a member of the executive's immediate family, shares held indirectly by entities formed for the benefit of the executive or his or her immediate family members or over which the executive has the ability to influence or direct investment decisions, outstanding shares held through the Company's equity plans (other than performance shares which have not yet vested), shares issuable upon vesting of time-vested restricted stock units settleable in shares of common stock, whether vested or unvested, and shares issuable upon exercise of vested stock options assuming a net exercise of such options.
Each of our NEOs that have been employed for more than five years are in compliance with the stock ownership requirements as of the record date for our Annual Meeting.
Anti-Hedging and Anti-Pledging Policy
Our Board has established an anti-hedging and anti-pledging policy as part of our Principles of Corporate Governance and Insider Trading Policy. This policy prohibits any of our directors or executive officers and certain of our employees from (a) pledging shares of common stock or derivative securities as collateral for a loan, (b) engaging in hedging transactions and other transactions involving derivative securities, and (c) placing standing and limit orders that will remain in place for longer than one trading day other than in compliance with Rule 10b5-1(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Incentive Compensation Clawback Policy

In 2017, our Board adopted an incentive compensation recoupment, or "clawback," policy applicable to our executive officers. Under this policy, in the event of a material restatement of our consolidated financial statements due to material noncompliance with any financial reporting requirement, our Board or our Committee shall, to the extent permitted by law and not impracticable, recoup compensation that is "erroneously awarded" during the three completed years prior to the date on which the Company determines that its financial statements contain a material error or the date on which the Company is ordered by a court or regulatory body to restate its financial statements. Erroneously awarded compensation is the amount of incentive-based compensation received by the executives that exceeds the amount of such compensation that would have been received had it been determined based on the accounting restatement, without regard to taxes paid. The amount of erroneously awarded incentive compensation based on stock price or total stockholder return will be based on a reasonable estimate of the effect of the restatement on the stock price.
Payments Upon Termination or Change in Control
Stuart Paul
Under the Paul Agreement, upon a termination of Mr. Paul’s employment by the Company without Cause or by Mr. Paul with Good Reason (each as defined therein), Mr. Paul is entitled to receive (i) his base salary then in effect plus 100% of the target bonus payable for such one-year period, (ii) a pro-rated annual bonus based on actual performance for the year in which Mr. Paul was terminated, (iii) COBRA coverage for one year, and (iv) the continued vesting for one year of that portion of the Inducement Awards that has time-based vesting conditions (but not those awards with performance-based vesting conditions). Additionally, all vested stock options shall continue to be exercisable for one year following the date of termination or until such options expire, in each case subject to Mr. Paul’s execution of a separation agreement and compliance with the Paul Agreement. Upon a termination of Mr. Paul’s employment due to death or Disability (as defined in the Paul Agreement), Mr. Paul would have been entitled to receive full acceleration of all outstanding equity awards and all stock options would have remained exercisable for the remainder of their stated terms. Mr. Paul would have also been eligible to receive certain benefits following a Change of Control and following termination by the Company other than for Cause or by Mr. Paul for Good Reason or upon death in connection with a Change of Control as discussed below.
During his employment and for one year following his termination, Mr. Paul is subject to certain non-competition and non-solicitation provisions set forth in the Paul Agreement. In connection with his entry into the Paul Agreement, Mr. Paul also entered into the Company’s form of Employee Confidentiality, Assignment of Inventions, Non-Interference and Non-Competition Agreement.
Upon a change in control, Mr. Paul would have been entitled to receive a minimum annual bonus equivalent to the bonus he received for the fiscal year preceding the year in which the change in control occurred (not to exceed the target bonus) subject to continued employment through the last day of the fiscal year in which the change in control occurred. If Mr. Paul’s employment had been terminated by the Company without Cause or by Mr. Paul with Good Reason or due to Mr. Paul’s death within 18 months following a change in control (or preceding a change in control if such termination had been in connection with or in anticipation of such change in control) (the “Effective Period”), Mr. Paul would have been entitled to receive a pro-rated target bonus for the year of termination, an amount equal to 1.5 times the sum of his base salary and 100% of his target bonus, COBRA coverage for 12 months and acceleration of all unvested equity and extension of the exercise period for all stock options for the remainder of their stated terms.
Angus Smith
Under the Smith Agreement, upon a termination of Mr. Smith's employment by the Company without Cause or by Mr. Smith with Good Reason (each as defined therein), subject to Mr. Smith’s execution of a separation agreement and compliance with the Smith Agreement, Mr. Smith will be entitled to receive: (i) his base salary then in effect plus 100% of the target bonus payable for such one-year period, and (ii) COBRA coverage for one year. Mr. Smith will also be eligible to receive certain benefits following a Change of Control discussed below.
In connection with his entry into the Smith Agreement, Mr. Smith also entered into the Company's form of Employee Confidentiality, Assignment of Inventions, Non-Interference and Non-Competition Agreement.
Upon a change in control, if Mr. Smith’s employment is terminated by the Company without Cause or by Mr. Smith with Good Reason during the Effective Period, Mr. Smith is entitled to receive a pro-rated target bonus for the year of termination, an amount equal to 1.25 times the sum of his base salary and 100% of his target bonus, COBRA coverage for 12 months and acceleration of all unvested equity and extension of the exercise period for all stock options for the remainder of their stated terms.
Ajay Gupta, M.D.

Under the Gupta Agreement, upon a termination of Dr. Gupta's employment by the Company without Cause or by Dr. Gupta with Good Reason (each as defined therein), subject to Dr. Gupta’s execution of a separation agreement and compliance with the Gupta Agreement, Dr. Gupta will be entitled to receive: (i) his base salary then in effect from the date of termination through September 7, 2021, and (ii) COBRA coverage through September 7, 2021.
Additionally, all stock options held by Dr. Gupta shall immediately vest upon the date of termination, all vested stock options shall continue to be exercisable for two years following the date of termination (or until such options expire, if sooner), and the performance-based restricted stock award granted in 2017 shall continue to be eligible to vest for two years following the date of termination or until such award expires, in each case subject to Dr. Gupta's execution of a separation agreement and compliance with the Gupta Agreement. Upon a termination of Dr. Gupta’s employment due to death or Disability (as defined in the Gupta Agreement), Dr. Gupta will be entitled to full acceleration of all outstanding equity awards and all stock options will continue to be exercisable for the remainder of their stated terms. Dr. Gupta will also be eligible to receive certain benefits following a Change of Control discussed below.
In connection with his entry into the Gupta Agreement, Dr. Gupta also entered into the Company's form of Employee Confidentiality, Assignment of Inventions, Non-Interference and Non-Competition Agreement.
Upon a change in control, Dr. Gupta is entitled to receive an annual bonus for each fiscal year ending during the 18 months following such change in control up to his target bonus subject to continued employment through the last day of each such fiscal year. If Dr. Gupta’s employment is terminated by the Company without Cause or by Dr. Gupta with Good Reason during the Effective Period, Dr. Gupta is entitled to receive a pro-rated target bonus for the year of termination, an amount equal to his base salary plus 50% of his target bonus, COBRA coverage for 18 months and acceleration of all unvested equity and extension of the exercise period for all stock options for the remainder of their stated terms.
Long Term Incentive Plans
In addition to the severance benefits discussed above, the NEOs would receive certain benefits upon termination of employment that are provided to all salaried employees on a nondiscriminatory basis-accrued salary, unused paid-time off as permitted by the Company's policy and 401(k) plan distributions-and accelerated vesting of options granted pursuant to our 2007 Long Term Incentive Plan (the “2007 Plan”) if the NEO’s termination is due to death or permanent disability.
In the event of a change in control, all unvested options granted pursuant to the 2007 Plan become fully exercisable and all restricted stock awards will be deemed fully vested. In the event of a change of control, all unvested awards under the 2018 Plan do not accelerate automatically. However, if a participant’s employment terminates under certain qualifying circumstances (as described above for each NEO) after a change in control or if the surviving corporation does not assume our unvested awards, then the vesting of unvested awards will accelerate and be considered fully vested, provided that performance awards will only vest either to the extent the performance is met or assuming target performance, but pro-rated to reflect only the portion of the performance period that has lapsed, whichever is greater.
DIRECTOR COMPENSATION
2019 Director Compensation
In 2018, the Compensation Committee decided that it needed to perform a review of its non-employee director compensation program to ensure the compensation was competitive in order to attract pharmaceutical industry experienced directors to our Board. The Compensation Committee engaged Cannae HR Solutions to review our existing compensation program for directors. Cannae HR Solutions recommended certain modifications to our non-employee compensation structure and amounts following a review of standard practices for director compensation and benchmarking analysis of peer group companies.
As a result, the Compensation Committee modified our non-employee director compensation program in 2018 to attract and retain pharmaceutical industry experienced directors. Also, the Compensation Committee recommended changes to compensation in view of the fact the Board had decided to separate the Chairman of the Board and Chief Executive Officer roles and functions. Based upon the recommendation of Cannae HR Solutions, the Compensation Committee recommended, and the Board approved, effective in 2018, the following director compensation changes: (1) increase in the director annual retainer from $150,000 to $175,000 per year, consisting of $60,000 in cash and $115,000 payable in stock options; (2) the Chairman of the Board would be paid an annual retainer of $50,000 payable in stock options; (3) directors serving as Chairpersons of a committee would be paid an annual retainer of $20,000, $15,000 and $10,000 for leading the Audit Committee, Compensation Committee and Governance and Nominating Committee, respectively, payable in stock options; and (4) each director serving on a committee (who is not the chair) would be paid an annual retainer of $12,000, $7,500 and $5,000 for service on the Audit Committee, Compensation Committee and Governance and Nominating Committee, respectively, payable in stock options. No fees are to be paid for attendance at any Board or committee meetings, but the independent directors will be reimbursed for their expenses incurred in attending such meetings. Directors who are employed by the Company do not receive separate compensation for their service as a director. Although the Board constituted a Science Committee in 2018, members of the Science Committee did not receive additional compensation in 2018 for service on this committee.
For 2019, the Compensation Committee engaged Cannae HR Solutions to again review the existing compensation program for directors. Based upon the recommendation of Cannae HR Solutions, which was based in part on their review of grant practices for peer group companies, the Compensation Committee recommended, and the Board approved, that the value of compensation for the non-employee directors remain the same and the following changes to the director compensation described above: (1) the $115,000 payable in stock would be paid 50% in stock options and 50% in restricted stock units; (2) the annual retainer for the Chairman of the Board would be paid in restricted stock units; (3) the retainer for Chairperson of a committee would be paid in restricted stock units; (4) the retainer for directors service on a committee would be paid in restricted stock units and (5) a $10,000 retainer would be provided for the Chairperson of the Science Committee, payable in restricted stock units; and (6) a $5,000 retainer would be provided for a member of the Science Committee, payable in restricted stock units.
The following table sets forth certain information relating to the compensation for our directors for the last year:
2019 Director Compensation

Name	Fees Earned or Paid in Cash ($)(b)	Restricted Stock Unit Awards ($)(c)	Option Awards ($)(c)	Total ($)
Lisa N. Colleran	172,500	77,500	55,928	305,928
John Cooper	150,000	82,500	55,928	288,428
John McLaughlin	19,500	57,750	42,482	119,732
Robin L. Smith(a)	60,000	89,500	92,563	242,063
Mark H. Ravich	60,000	82,000	55,928	197,928
Benjamin Wolin	60,000	115,000	55,928	230,928
_______________________________________________________________________________

(a)	Dr. Smith resigned as a director effective November 12, 2019.

(b)
In 2019, Lisa N. Colleran and John Cooper were appointed to a special Advisory Committee of the Board, which committee was delegated to provide Board-level oversight of senior management and not have any management authority within the Company. Members of the advisory committee were compensated with a cash retainer, which was approved by the Board. The aggregate compensation paid to the members of the Advisory Committee for the year ended December 31, 2019 was $202,500.

(c)
The amount in the table represents the grant-date fair value of such restricted stock units determined in accordance with FASB ASC Topic 718 and of such stock options, also determined in accordance with FASB ASC Topic 718, using the Black Scholes option pricing model, excluding any forfeiture reserves. We assumed a dividend yield of 0.0%, risk free interest rate of 1.9%, volatility of 66% and expected lives of 6 years. The following table shows the number of unexercised options and stock appreciation rights and the number of shares of unvested restricted stock units and unvested restricted stock awards held by each of the non-employee directors at December 31, 2019.

Name	Options Held	Restricted Stock Units Held	Restricted Stock Awards Held	Stock Appreciation Rights Held
John McLaughlin	28,372	22,559	—	—
Lisa Colleran	58,742	18,674	—	—
John Cooper	62,299	19,879	—	23,000
Robin L. Smith	86,446	21,566	9,800	—
Mark H. Ravich	60,877	19,759	—	—
Benjamin Wolin	74,962	27,710	—	—
Director Stock Ownership Guidelines
We have stock ownership guidelines that apply to our directors. Under these stock ownership guidelines, non-employee directors must satisfy the applicable guidelines by the later of the fifth anniversary of when they joined the Board, or the fifth anniversary of when the guidelines were adopted. These stock ownership guidelines require each non-employee director to acquire and own shares of common stock valued at 1x times their annual director compensation. Shares are counted toward the guideline in the same manner as described under "Compensation of Executive Officers—Executive Stock Ownership Guidelines."
Anti-Hedging and Anti-Pledging Policy
We have an anti-hedging and anti-pledging policy that applies to our directors. See “Compensation of Executive Officers-Anti-Hedging and Anti-Pledging Policy” for more information.

PROPOSAL 2
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with Section 14A of the Exchange Act and related rules of the SEC, we are providing stockholders with an opportunity to vote on an advisory or non-binding resolution to approve the 2019 compensation of our NEOs as described in this Proxy Statement (sometimes referred to as “say on pay”). Consistent with the advisory vote of the stockholders in 2017, the Board has determined that the opportunity for such a vote will occur at every annual meeting of stockholders.
The Compensation Committee, comprised solely of independent directors, is responsible for our compensation policies and practices and has established a process for the review and approval of compensation programs and amounts awarded to our executive officers without encouraging excessive risk-taking. One of the key principles underlying our Compensation Committee’s compensation philosophy is pay for performance. We will continue to emphasize compensation arrangements that align the financial interests of our executives with the interests of long-term stockholders. We urge you to read the section of this Proxy Statement entitled “Compensation of Executive Officers and Directors” for a detailed discussion of our executive compensation practices and philosophy.
The Compensation Committee believes that the policies and procedures described in that section are effective in implementing our compensation philosophy. Therefore, we ask that you indicate your support for our executive compensation policies and practices as described in the tables and related narrative contained in this Proxy Statement by voting FOR the following resolution:
RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s NEOs as disclosed in “Compensation of Executive Officers,” including the compensation tables, and the related narrative disclosure in this Proxy Statement.
Vote Required
Approval of the compensation of our named executive officers in an advisory vote requires the affirmative vote of a majority of the votes cast by the holders of common stock entitled to vote on the matter. Your vote is advisory and so will not be binding on the Board. However, the Board and the Compensation Committee value the opinion of stockholders and expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of a negative vote.
Broker non-votes and abstentions will not be counted as votes cast on the matter and will have no effect on the outcome of this proposal.
THE BOARD RECOMMENDS A VOTE “FOR”
THE APPROVAL, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.
PROPOSAL 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020
Proposal to Ratify Selection of Auditors for 2020
The Audit Committee of our Board has engaged Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2020 and is seeking ratification of such selection by our stockholders at the Annual Meeting. Marcum LLP has served as the Company's independent public accounting firm since July 26, 2018, following the earlier resignation of our prior firm. Representatives of Marcum LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Independent Accountants
The following table presents aggregate fees billed for each of the years ended December 31, 2018 and 2019 for professional services rendered by Marcum LLP in the categories listed below.

	2018	2019
Audit Fees(a)	$991,072	$914,235
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
_______________________________________________________________________________

(a)
Consists of fees for the audit of our annual financial statements and internal control over financial reporting, review of our Form 10-K, review of our quarterly financial statements included in our Forms 10-Q, services provided in connection with our proxy statement and services in connection with other SEC filings.

The Audit Committee of the Board does not consider the provision of the services described above by Marcum LLP to be incompatible with the maintenance of Marcum LLP's independence.
Before Marcum LLP is engaged by us to render audit or non-audit services, the engagement is approved by our Audit Committee. All of the services performed by Marcum LLP for the Company during 2019 were pre-approved by the Audit Committee.
Vote Required
Approval of the proposal to ratify the selection of Marcum LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast by the holders of common stock entitled to vote on the matter. We are not required to have stockholders ratify the selection of our independent registered public accounting firm. However, the Audit Committee is submitting its selection of Marcum LLP to our stockholders for ratification as a matter of good corporate practice and to help ensure that we will have the necessary quorum at our Annual Meeting. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Marcum LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
Abstentions will not be counted as votes cast on the matter and will have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE "FOR"
THE RATIFICATION OF MARCUM LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

PROPOSAL 4
APPROVAL OF AMENDMENT AND RESTATEMENT OF 2018 PLAN
We are asking our stockholders at the Annual Meeting to approve the amendment and restatement of the 2018 Plan to increase the number of shares of common stock issuable thereunder by 2,900,000. The share increase and corresponding increase in the incentive stock option limit under the 2018 Plan are the only changes to the 2018 Plan contemplated by the proposed amendment and restatement. In addition, as disclosed in our Form 8-K filed on April 20, 2020, in connection with the appointment of our new Chief Executive Officer, in order to provide him with a competitive compensation package, we granted him an equity award, including time-based stock options and 600,000 performance-based stock options, half of which will only vest if the net sales run rate for Triferic meets or exceeds $20,000,000 by no later than December 31, 2021 (provided that a portion of such performance-based options will be pro-rated to the extent the net annualized sales run rate meets or exceeds $14,500,000 by December 31, 2021) and half of which will only vest if the Company commences a Phase II Study for Triferic in a second indication of Triferic within one year of Dr. Ellison’s commencement of employment. The performance-based stock options are contingent upon the receipt of stockholder approval of this Proposal 4 (the “Contingent Options”). If stockholder approval is not obtained, then the Contingent Options will be forfeited in their entirety.
The purpose of the 2018 Plan is to enable us to grant equity and equity-linked long-term incentive compensation awards and performance-based cash incentive awards to recruit and retain prospective and current employees and directors. Our Board believes that the effective use of equity and equity-linked long-term incentive compensation awards and performance-based cash incentive awards is vital to our ability to attract, reward, and motivate our new employees and directors. Our Board believes that this, in turn, will help us achieve our growth objectives and enhance stockholder value.
The initial number of shares reserved for issuance under the 2018 Plan approved by stockholders at the 2018 annual meeting of stockholders was 3,300,000. Of this amount, approximately 967,000 shares remain available for issuance. The shares approved at the 2018 annual meeting of stockholders, as further described in the definitive proxy statement filed on April 30, 2018, were expected to last for approximately two to three award grant cycles, which have now passed. Accordingly, the Company is seeking an increase in the shares available for issuance and expects that such shares, when combined with the existing shares that remain available for issuance, will be sufficient to accommodate equity grants for approximately two annual award grant cycles from the date of this Proxy Statement.
In determining the number of shares to add to the plan, the Board considered factors such as the Company’s historical burn rate and the dilutive effect of all outstanding awards and awards eligible for issuance under the 2018 Plan, as well as the anticipated number of award grant cycles for which the amended 2018 Plan would last. The Board also considered certain other factors related to the dilutive effect of currently outstanding awards and awards eligible for issuance, including that approximately 4.0 million stock options, granted primarily to certain former officers and directors of the Company under the 2007 Plan, are scheduled to expire in 2020 and that 1.3 million performance-based stock options and performance-based RSUs granted as inducement awards outside of the 2018 Plan were forfeited upon the resignation of former CEO, Stuart Paul, in April 2020 and, thus, will not become available under the 2018 Plan. In addition, the Board considered the importance of granting equity awards, including the Contingent Options, to our new CEO in order to motivate and retain him given the competitive market for executive talent. The Contingent Options will be forfeited, however, unless the increase in the share reserve is approved by stockholders.
Key Reasons Why You Should Approve the Amendment and Restatement of the 2018 Plan

•
Recruitment. Equity and equity-linked awards are a crucial component of our compensation program, that enable us to remain competitive within our industry and attract new talent to our Company. As such, the amendment and restatement of the 2018 Plan will enable us to continue to offer competitive compensation to attract and recruit new key employees and directors as we seek to add diverse life sciences industry experience to both our management team and our Board.

•
Retention and Competitive Advantage. As with recruitment, equity and equity-linked awards are a crucial component of our compensation program, that enable us to remain competitive within our industry and retain our existing employees and directors. The amendment and restatement of the 2018 Plan will also enable us to continue to offer competitive compensation to retain, motivate and reward our existing employees and directors.

•
Alignment with Shareholder Interests and Pay-for-Performance. Equity and equity-linked awards, especially those with performance-based criteria (like the awards issued to our CFO and former CEO in 2018 and the Contingent Options), serve to align the interests of our key employees with those of our shareholders, focus our key employees on driving both short- and long-term shareholder value accretion, and further link pay with performance.

•
Reasonable Share Reserve. We are seeking to reserve a number of additional shares for issuance pursuant to the 2018 Plan that we believe is reasonable and that we estimate would be sufficient to accommodate approximately two additional annual award grant cycles.

•
Recruitment of Qualified Directors. Our director compensation includes a mixture of both annual cash retainers and certain equity grants. We believe that the 2018 Plan allows us to attract and retain talented, independent directors to help guide and lead us.

Summary of the 2018 Plan
The following description of the 2018 Plan is not intended to be complete and is qualified in its entirety by the complete text of the 2018 Plan, as proposed to be amended and restated, a copy of which is attached hereto as Appendix A and is incorporated by reference herein. Stockholders are urged to read the 2018 Plan in its entirety.

•
Administration. The Compensation Committee currently administers the 2018 Plan, determines who will receive awards and determines the terms of awards subject to the restrictions in the 2018 Plan, subject to the approval of the Board.

•
Participants. All directors and employees, as well as certain consultants, are eligible to receive awards as determined from time to time by the Compensation Committee. As of April 8, 2020, approximately 105 employees and five non-employee directors were eligible to participate in the 2018 Plan.

•
Share Reserve. Subject to stockholder approval, the total number of shares that will be reserved for issuance under the 2018 Plan, as amended and restated, is 6,200,000, 1,900,000 of which may be granted as incentive stock options under Section 422 of the Internal Revenue Code (the “Code”). Future increases to the 2018 Plan reserve can only be approved by a vote of the majority of our stockholders. The 2018 Plan does not include an automatic share replenishment provision (also known as an “evergreen” provision). Based on 69,049,102 shares outstanding as of April 8, 2020, the requested increase of 2,900,000 shares is less than five percent (5%) of our outstanding shares.

•
Types of Awards. Awards may be in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and incentive awards, and may be paid in cash, stock or, in some cases, other property.

•
Fungability Ratio. Each grant of an award other than a stock option or a stock appreciation right (i.e., shares of restricted stock or performance shares), will deplete the 2018 Plan’s share reserve by 1.32 shares. Restricted stock, restricted stock units and performance based stock awards will reduce the 2018 Plan share reserve at a rate of 1.32 shares. For example, if 100,000 restricted shares were awarded, such grant would reduce the 2018 Plan share reserve for future issuances by 132,000 shares.

•	One-Year Minimum Vesting Period. Generally, all awards are subject to a one-year minimum vesting period.

•	No Dividend or Dividend Equivalent Payments on Unvested Awards. No dividends or dividend equivalents may be paid on any unvested awards.

•
No Automatic Change in Control Acceleration. No awards will become automatically fully-vested upon a change in control of our Company. However, if a participant’s employment terminates under certain qualifying circumstances after a change in control or if the surviving corporation does not assume our unvested awards, then the vesting of unvested awards will accelerate and be considered fully vested, provided that performance awards will only vest either to the extent the performance is met or assuming target performance, but pro-rated to reflect only the portion of the performance period that has lapsed, whichever is greater.

•
No Backdating. Neither the Compensation Committee nor the Board may not grant a stock option or stock appreciation right with a grant date that is effective prior to the date the Compensation Committee or the Board takes action to approve such award.

•	No Repricing or Cash Buyout. Stock options and stock appreciation rights that are “underwater” may not be repriced or bought out with cash without stockholder approval.

•	No Gross Ups. The Company will not gross up a participant’s excise taxes associated with awards under the 2018 Plan.

•
No Liberal Recycling. The 2018 Plan prohibits liberal recycling of both full-value and appreciation awards meaning that, among other things, the shares of common stock used to pay the exercise price or for settlement of any award, and shares of common stock used to satisfy withholding taxes related to the vesting, exercise or settlement of any award, do not again become available for grant.

•	No In-the-Money Option or SAR Grants. Stock options and stock appreciation rights may not be granted with an exercise price below fair market value at the date of grant.

•
No Reload of Options. Neither the Compensation Committee nor the Board may not grant stock options that provide for the grant of the same number of stock options as the number of shares used to pay for the exercise price of stock options or shares used to pay withholding taxes.

•
Limited Transferability. Only the participant may exercise rights under a grant during the participant’s lifetime. A participant may not transfer those rights except by will or the laws of descent and distribution. A participant may transfer their rights to an award that is not an incentive stock option with the consent of the Compensation Committee.

•
Termination of Employment or Service. Unless otherwise provided in an award agreement, if a participant’s employment or service terminates prior to vesting of an award, the unvested portion is forfeited.

•
Plan Term; Amendment. The 2018 Plan will continue until terminated by the Board provided that no new awards may be granted on or after April 13, 2028. The Board may amend of modify the 2018 Plan at any time and from time to time provided that certain amendments shall be subject to stockholder approval to the extent required by applicable law or stock exchange or market listing requirements, and the Compensation Committee may amend or modify the terms of an outstanding award agreement at any time and from time to time, but no amendment or modification or termination of the 2018 Plan may materially and adversely affect an outstanding award without the consent of the affected participant(s) subject to certain limited exceptions.

Certain U.S. Federal Income Tax Consequences
The following discussion of certain U.S. federal income tax consequences of the 2018 Plan is intended to be a summary of applicable federal law as currently in effect. Tax consequences for any particular individual or under state or non-U.S. tax laws may be different. This summary should not be taken as tax advice by participants, who are urged to consult their individual tax advisors.
Stock Options
Incentive stock options and non-qualified stock options are treated differently for federal income tax purposes. Incentive stock options are intended to comply with the requirements of Section 422 of the Code. Non-qualified stock options do not comply with such requirements. An optionee is not taxed on the grant or exercise of an incentive stock option. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired on exercise of an incentive stock option for more than two years following the option grant date and more than one year following exercise, the optionee’s gain, if any, on a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to the exercise of an incentive stock option before satisfying these holding periods, the optionee will generally recognize both ordinary income and capital gain in the year of disposition. The Company is not entitled to an income tax deduction on the grant or exercise of an incentive stock option or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, subject to Section 162(m) of the Code and the Company satisfying applicable reporting requirements, the Company will be entitled to an income tax deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.
In order for an option to qualify for incentive stock option tax treatment, the grant of the option must satisfy various other conditions more fully described in the Code. The Company does not guarantee that any option will qualify for incentive stock option tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an incentive stock option fails to so qualify, it will be taxed as a non-qualified stock option as described below.
An optionee is not taxed on the grant of a non-qualified stock option. On exercise of the option, the optionee recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. Subject to Section 162(m) of the Code and the Company satisfying applicable reporting requirements, the Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. The optionee’s gain (or loss) on a subsequent disposition of the shares is long-term capital gain (or loss) if the shares are held for more than one year following exercise. The Company does not receive an income tax deduction for this gain.
Stock Appreciation Rights
A grantee is not taxed on the grant of a stock appreciation right. On exercise, the grantee recognizes ordinary income equal to the cash or the fair market value of any shares received. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the grantee as ordinary income.
Restricted Stock Awards

Unless a participant makes an election to accelerate recognition of income to the grant date as described below, the participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions applicable to the restricted stock lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date, less any amount paid for the restricted stock, and we will be allowed a corresponding tax deduction, subject to any applicable limitations under Section 162(m) of the Code. Any future appreciation in the restricted stock will be taxable to the participant at capital gains rates upon disposition of the shares.
If the participant files an election under Section 83(b) of the Code within thirty days after the grant date, the participant will recognize ordinary income as of the grant date equal to the fair market value of the restricted stock as of that date, less any amount paid for the restricted stock, and we will be allowed a corresponding tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code. Any future appreciation in the restricted stock will be taxable to the participant at capital gains rates upon disposition of the shares. However, if the restricted stock is later forfeited, such participant will not be able to recover the tax previously paid pursuant to the Section 83(b) election.
Restricted Stock Unit Awards, Performance Awards and Incentive Awards
A participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock unit award, performance award or incentive award is granted. When a participant receives payment under any such award, the amount of cash received and the fair market value of any common stock received will be ordinary income to the participant, and we will be allowed a corresponding tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code.
Section 409A of the Code
Section 409A of the Code provides specific rules regarding the payment of “deferred compensation,” which includes payment under traditional deferred compensation plans, as well as payment pursuant to certain equity-based awards.  If the requirements of Section 409A are not complied with, holders of equity awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment or exercise) and may be subject to an additional 20% income tax and, potentially, interest and other penalties. The Company has sought to structure the 2018 Plan, and it expects to seek to structure awards granted thereunder, to either comply with Section 409A or to be exempt from Section 409A.
Section 162(m) Limit on Deductibility of Compensation
Section 162(m) of the Code establishes a $1 million deduction limit on compensation the Company pays to each of its “covered employees” during any year. “Covered employees” are the Company’s chief executive officer, chief financial officer, three other highest paid officers for the year, and any individual who was a “covered employee” for any prior year starting with 2017.
Federal Tax Withholding
The Company will generally be required to withhold applicable taxes with respect to any ordinary income recognized by a participant in connection with the issuance, vesting and exercise of, or payments under, awards made under the 2018 Plan. Whether or not such withholding is required, the Company will make such information reports to the Internal Revenue Service as may be required with respect to any income (whether or not that of an employee) attributable to transactions involving awards.
Amended Plan Benefits
The Compensation Committee and the Board have full discretion to determine the value and number of awards to be granted to employees, officers, directors and consultants under the 2018 Plan, subject to the terms of the 2018 Plan. Therefore, the future benefits or amounts that would be received by our executive officers, directors and employees under the 2018 Plan are not determinable as of the date of this Proxy Statement, except with respect to the time-based and performance-based stock options awarded to Dr. Ellison on April 17, 2020. As of April 8, 2020, the closing price of a share of the Company’s common stock was $2.12. The following table sets forth the stock options and restricted stock units outstanding under the 2018 Plan as of April 8, 2020 for the following persons or groups: (i) each of our NEOs; (ii) all current executive officers as a group; (iii) all current non-employee directors as a group; and (iv) all employees, including all current officers who are not executive officers, as a group; provided, however, that the value and number of the time-based and performance-based stock options awarded to Dr. Ellison on April 17, 2020 are included in the all current non-employee directors as a group total since Dr. Ellison was a non-employee director as of April 8, 2020.

	New CEO Stock Option Awards		Awards Outstanding as of April 8, 2020
Name/Category of Individuals	Dollar Value ($)	Number of Stock Options	Stock Options	Restricted Stock Unit Awards
Stuart Paul	—	—	—	—
Ajay Gupta, M.D.	—	—	28,000	17,000
Angus Smith	—	—	333,333	138,889
All current executive officers as a group	—	—	481,333	195,889
All current non-employee directors as a group (1)	1,755,000	1,200,000	140,677	130,147
All employees, including all current officers who are not executive officers, as a group	—	—	765,700	28,000

(1)
Represents the time-based and performance-based stock options awarded to Dr. Ellison on April 17, 2020 in connection with his appointment as Chief Executive Officer. As of April 8, 2020, Dr. Ellison served as a non-employee director and thus is included in this table in his capacity as such. If the Company does not receive stockholder approval of the 2018 Plan, the Contingent Options will terminate.

Securities Authorized for Issuance Under Equity Compensation Plans
As of December 31, 2019, we had an aggregate of 10,050,893 stock options and RSUs outstanding, of which 5,875,501 stock options were granted under the 2007 Plan, 1,696,398 stock options and 354,036 RSUs were granted under the 2018 Plan and 1,026,250 stock options and 1,098,708 RSUs were granted outside of our equity incentive plans as inducement awards. Of the outstanding stock options under the 2007 Plan, approximately 4,000,000 (which were granted primarily to certain former officers and directors of the Company) will expire in 2020. In addition, approximately 388,125 stock options and 905,625 RSUs that were granted outside of our equity incentive plans as inducement awards were forfeited upon the resignation of our former CEO in April 2020.
The following table summarizes our compensation plans, including individual compensation arrangements, under which our equity securities are authorized for issuance as of December 31, 2019:

Plan Category	Number of securities to be issued upon exercise of outstanding options and restricted stock units	Weighted‑average exercise price of outstanding options	Number of securities remaining available for future issuance under (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders (1)	7,925,935	$7.06	967,608
Equity compensation plans not approved by security holders (2)	2,124,958	$4.70	—
Total	10,050,893	$6.56	967,608

(1)	Consists of 7,571,899 stock options with a weighted average exercise price of $7.06 and 354,036 restricted stock units.

(2)	Consists of 1,026,250 stock options with a weighted average exercise price of $4.70 and 1,098,708 restricted stock units.

Vote Required
Approval of the proposal to amend the 2018 Plan to increase the number of shares of common stock issuable thereunder by 2,900,000 shares requires the affirmative vote of a majority of the votes cast by the holders of common stock entitled to vote on the matter.
Broker non-votes and abstentions will not be counted as votes cast on the matter and will have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE “FOR”
THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2018 PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER BY 2,900,000 SHARES.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities (collectively, the “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Based solely on our review of the copies of the Forms 3, 4 and 5 and any amendments thereto filed electronically with the SEC by the Reporting Persons with respect to the fiscal year ended December 31, 2019, we believe that the Reporting Persons have timely complied with all filing requirements under Section 16(a) of the Exchange Act, with the exception of: Dr. Ajay Gupta, our Senior Vice President and Chief Scientific Officer, filed two late Forms 4 disclosing three late transactions; David J. Kull, our Secretary and former Principal Accounting Officer, filed a late Form 4 disclosing two late transactions; Stuart M. Paul, our former Chief Executive Officer, filed a late Form 4 disclosing one late transaction; and Raymond Pratt, our Chief Medical Officer, filed a late Form 4 disclosing two late transactions.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the ownership of shares of common stock as of April 8, 2020 (unless otherwise indicated) with respect to:
•each director and each of the Company’s NEOs;
•all current directors and executive officers as a group; and
•each person known to us to be the beneficial owner of more than 5% of the shares of common stock outstanding on April 8, 2020.
The number of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire on the April 8, 2020 or within sixty days thereafter through the exercise of any stock option or other right. The persons named in the table have sole voting power and sole dispositive power with respect to the shares of common stock beneficially owned, except as otherwise noted below.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)	Percent of Class
Directors and Named Executive Officers(b),
Lisa N. Colleran	77,416	*
John G. Cooper	82,178	*
Russell H. Ellison, M.D.	—	*
John P. McLaughlin	—	*
Robert S. Radie	—	*
Mark H. Ravich(c)	477,586	*
Stuart Paul	266,348	*
Ajay Gupta, M.D.	1,514,457	2.2%
Angus Smith	140,708	*
All directors and current executive officers as a group (11 persons)	3,361,981	4.7%
Greater than 5% Beneficial Holders
Entities affiliated with Richmond Brothers, Inc.(d)	14,149,222	19.7%
BlackRock Inc.(e)	4,194,263	6.1%
_______________________________________________________________________________
*    Less than 1%.

(a)	Includes shares that may be acquired upon exercise of restricted stock units and stock options within 60 days from April 8, 2020, as set forth in the table below.

Name	Restricted Shares	Option Shares
Lisa N. Colleran	18,674	58,742
John G. Cooper	19,879	62,299
Russell H. Ellison, M.D.	—	—
John P. McLaughlin	—	—
Robert S. Radie	—	—
Mark H. Ravich	19,759	60,877
Stuart Paul	—	129,375
Ajay Gupta, M.D.	5,666	949,333
Angus Smith	—	111,111
All directors and current executive officers as a group (11 persons)	77,311	2,110,070

(b)	The address of all current directors and officers is c/o Rockwell Medical, Inc., 411 Hackensack Avenue, Suite 501, Hackensack, New Jersey 07601.

(c)	Consists of (i) 336,950 shares of common stock owned by Mr. Ravich and (ii) 60,000 shares of common stock beneficially owned by Mr. Ravich as the trustee of trusts.

(d)
Based on the Schedule 13D/A filed with the SEC on June 26, 2019 reflecting ownership as of that date. Consists of (i) 11,378,411 shares of common stock and (ii) 2,770,781 shares of common stock issuable upon the exercise of warrants that are subject to a 19.9% blocking provision. By virtue of their Joint Filing Agreement, dated October 17, 2018, as amended, the persons and entities affirm their membership in a group under SEC Rule 13d-5(b) and the group is deemed to beneficially own all of the shares beneficially owned by the group members. The address for Richmond Brothers, Inc., RBI Private Investment I, LLC, RBI Private Investment II, LLC, RBI PI Manager, LLC, The RBI Opportunities Fund, LLC, The RBI Opportunities Fund II, LLC, Richmond Brothers 401(k) Profit Sharing Plan, David S. Richmond and Matthew J. Curfman is 3568 Wildwood Avenue, Jackson, Michigan 49202.

(e)
Based on the Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 6, 2020 and reporting ownership as of December 31, 2019. BlackRock, Inc. has sole dispositive power over the reported shares of common stock and sole voting power over 4,124,780 shares of common stock. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions
We have described below each transaction or series of similar transactions since January 1, 2018, or any currently proposed transaction, to which we were or are a party in which:
•the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two years; and
•any of our directors or executive officers, any beneficial owner of more than 5% of any class of our voting securities or any member of their immediate family had or will have a direct or indirect material interest.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to such securities.
Triferic® License Agreements
We are party to a license agreement, dated January 7, 2002, with Charak LLC (“Charak”) and its owner, Dr. Ajay Gupta, for our Triferic® product that covers issued patents in the United States, the European Union and Japan, as well as patent and pending patent applications in other foreign jurisdictions. Dr. Gupta joined us as our Chief Scientific Officer in 2009. The license agreement, which was negotiated on an arm’s length basis before Dr. Gupta had any employment relationship with us, continues for the duration of the underlying patents in each country. We are obligated under the license agreement to make certain milestone payments and to pay ongoing royalties upon successful introduction of the product. No royalties were accrued and payable pursuant to the license agreements for 2018.
In October 2018, we entered into a Master Services and IP Agreement (the “MSA”) with Charak and Dr. Gupta. Pursuant to the MSA, we entered into three additional agreements related to the license of certain soluble ferric pyrophosphate intellectual property owned by Charak. The MSA provides for a payment of $1,000,000 to Dr. Gupta, of which $250,000 was paid in 2018 and the remainder was paid in installments over 2019, as well as the reimbursement for certain legal fees incurred in connection with the MSA. Pursuant to the MSA, we entered into an amendment to the 2002 license agreement and entered into new license agreements providing for additional rights relating to Triferic. No royalties were accrued and payable pursuant to these agreements for 2018. We paid $28,306 in royalties pursuant to these agreements in 2019.
Related Party Transactions Policies
Pursuant to its charter, our Audit Committee is charged with monitoring and reviewing transactions and relationships involving independence and potential conflicts of interest with respect to our directors and executive officers. To the extent any such transactions are proposed, they would be subject to approval by our Audit Committee in accordance with applicable law and the Nasdaq Stock Market rules, which require that any such transactions required to be disclosed in our proxy statement be approved by a committee of independent directors of our Board. In addition, our Code of Business Conduct and Ethics generally requires directors and employees to avoid conflicts of interest.
OTHER MATTERS
Annual Report
A copy of our Annual Report to Stockholders for the year ended December 31, 2019, which includes our Annual Report Form 10-K, accompanies this Proxy Statement. We have filed an Annual Report on Form 10-K with the SEC. We will provide, without charge, to each person being solicited by this Proxy Statement, upon the written request of any such person, a copy of our Annual Report on Form 10-K for the year ended December 31, 2019. All such requests should be directed to Investor Relations, Rockwell Medical, Inc., 411 Hackensack Ave., Suite 501, Hackensack, NJ 07601.
Expenses
The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular associates of the Company. Such individuals will not be paid any additional compensation for such solicitation. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold shares of the Company.
Stockholder Proposals
Any proposal by a stockholder of the Company to be considered for inclusion in the proxy statement for the 2021 annual meeting of stockholders must be received by David J. Kull, our Secretary, by the close of business on December 21, 2020. Such proposals should be addressed to him at our principal executive offices and should satisfy the informational requirements applicable to stockholder proposals contained in the relevant SEC rules. If the date for the 2021 annual meeting of stockholders is significantly different than the first anniversary of the Annual Meeting, Rule 14a-8 of the SEC provides for an adjustment to the notice period described above.
For stockholder proposals not sought to be included in our proxy statement, our bylaws provide that, in order to be properly brought before the 2021 annual meeting of stockholders, written notice of such proposal, along with the information required by our bylaws, must be received by our Secretary at our principal executive offices no earlier than the close of business on January 18, 2021 and no later than February 18, 2021. If the 2021 annual meeting of stockholders date has been significantly advanced or delayed from the first anniversary of the date of the Annual Meeting, then notice of such proposal must be given not later than the 90th day before the meeting or, if later, the 10th day after the first public disclosure of the date of the Annual Meeting. A proponent must also update the information provided in or with the notice at the times specified in our bylaws.
Only persons who are stockholders both as of the giving of notice and the date of the stockholders meeting and who are eligible to vote at the stockholders meeting are eligible to propose business to be brought before a stockholders meeting. The proposing stockholder (or the stockholder’s qualified representative) must attend the stockholders meeting in person and present the proposed business in order for the proposed business to be considered.
Householding
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of our notice of annual meeting of stockholders, proxy statement, and accompanying documents, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure is intended to reduce our printing costs and postage fees.
Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect other mailings.
If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the notice of annual meeting of stockholders, proxy statement and accompanying documents, or if you hold shares of common stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact the Company’s Secretary at 411 Hackensack Ave., Suite 501, Hackensack, NJ 07601, or by telephone at (248) 960-9009.
If you participate in householding and wish to receive a separate copy of the notice of annual meeting of stockholders, proxy statement and the accompanying documents, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact the Company’s Secretary as indicated above.
Beneficial owners can request information about householding from their banks, brokers or other holders of record.
Other Business
Neither we nor the members of our Board intend to bring before the Annual Meeting any matters other than those set forth in the notice of Annual Meeting, and we and they have no present knowledge that any other matters will be presented for action at the Annual Meeting by others. If any other matters properly come before such Annual Meeting in accordance with our Bylaws, however, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment.

By Order of the Board of Directors,

David J. Kull Secretary
Hackensack, New Jersey
April 20, 2020

Appendix A

ROCKWELL MEDICAL, INC.
AMENDED AND RESTATED 2018 LONG TERM INCENTIVE PLAN

I. GENERAL PROVISIONS
        1.1    Establishment.    On April 13, 2018, the Board, adopted the Plan, subject to the approval of shareholders at the Corporation's 2018 annual meeting of shareholders.
        1.2    Purpose.    The purpose of the Plan is to (a) promote the best interests of the Corporation and its shareholders by encouraging Employees, Directors and Consultants of the Corporation and its Subsidiaries to acquire an ownership interest in the Corporation by granting stock-based Awards, thus aligning their economic interests with those of the Corporation's shareholders, and (b) enhance the ability of the Corporation and its Subsidiaries to attract, motivate and retain qualified Employees, Directors and Consultants.
        1.3    Plan Duration.    Subject to shareholder approval as provided in Section 11.12, the Plan shall become effective on April 13, 2018 and shall continue in effect until its termination by the Board; provided, however, that no new Awards may be granted on or after April 13, 2028.
        1.4    Definitions and Interpretations.    Whenever the words "include," "includes" or "including" are used, they shall be understood to be followed by the words "without limitation." Article and Section references in the Plan shall be to Articles and Sections of the Plan unless otherwise noted. As used in this Plan, the following terms have the meaning described below:
        (a)   "Agreement" means the written document that sets forth the terms of a Participant's Award.
        (b)   "Award" means any form of Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, Incentive Award or other award granted under the Plan.
        (c)   "Board" means the Board of Directors of the Corporation.
        (d)   "Cause" means (i) if a Participant is a party to a written employment agreement with the Corporation or a Subsidiary, "Cause" as defined in such agreement, as in effect from time to time, and (ii) in all other cases, (A) a Participant's continued failure to substantially perform Participant's duties to the Corporation or its Subsidiaries (other than as a result of Disability) for a period of 10 days following written notice by the Corporation to Participant of such failure, (B) dishonesty in the performance of Participant's duties, (C) Participant's conviction of, or plea of nolo contendere to, a crime constituting (x) a felony under the laws of the United States or any state thereof, or (y) a misdemeanor involving a crime of embezzlement, theft, dishonesty, or moral turpitude, (D) Participant's willful malfeasance or willful misconduct in connection with Participant's duties to the Corporation or any Subsidiary, or any act or omission which is injurious to the financial condition or business reputation of the Corporation or its Subsidiaries, or (E) Participant's breach of any non-compete, confidentiality or intellectual property obligations to the Corporation or its Subsidiaries.
        (e)   "Change in Control" means the occurrence of any of the following events:
          (i)  If the Corporation consolidates with or merges into any other corporation or other entity that is not controlled by or under common control with the Corporation, and the Corporation is not the continuing or surviving entity of such consolidation or merger;
         (ii)  If the Corporation permits any other corporation or other entity that is not controlled by or under common control with the Corporation to consolidate with or merge into the Corporation and the Corporation is the continuing or surviving entity but, in connection with such consolidation or merger the shareholders of the Corporation immediately prior to such transaction cease to own at least 50% of the combined voting power of the outstanding voting securities of the Corporation immediately following the transaction or the Common Stock is changed into or exchanged for stock or other securities of any other corporation or other entity or cash or any other assets;
        (iii)  If the Corporation dissolves or liquidates;
        (iv)  If the Corporation effects a share exchange, capital reorganization or reclassification transaction in such a way that (A) holders of Common Stock shall be entitled to receive stock, securities, cash or other assets with respect to or in exchange for the Common Stock, and (B) (x) neither the Common Stock nor the consideration received in such transaction is a class of equity securities registered under Section 12 of the Exchange Act following such transaction or (y) a majority of members on the Board are replaced in connection with such transaction;
         (v)  If any one person, or more than one person acting as a group (as determined in accordance with Sections 13(d) and 14(d) of the Exchange Act), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of Common Stock possessing thirty-five percent (35%) or more of the total outstanding voting power of the Common Stock;
        (vi)  If a majority of members on the Board are replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election (provided that for purposes of this paragraph, the term Corporation refers solely to the "relevant" corporation, as defined in Code Section 409A and regulations thereunder, for which no other corporation is a majority shareholder); or
       (vii)  If there is a change in the ownership of a substantial portion of the Corporation's assets, which shall occur on the date that any one person, or more than one person acting as a group (as determined in accordance with Sections 13(d) and 14(d) of the Exchange Act) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Corporation that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Corporation immediately prior to such acquisition or acquisitions, as determined by the Board. For this purpose, gross fair market value means the value of the assets of the Corporation, or the value of the assets being disposed of, determined by the Board without regard to any liabilities associated with such assets.
        As used in this paragraph, the term "person" shall include individuals and entities.
        Notwithstanding the foregoing, for purposes of an Award (A) that is considered deferred compensation subject to the provisions of Code Section 409A, or (B) with respect to which the Corporation permits a deferral election, the definition of "Change in Control" shall be deemed amended to conform to the requirements of Code Section 409A to the extent necessary for such Awards and deferral elections to comply with Code Section 409A.
        (f)    "Change in Control Price" shall mean the per share price paid or deemed paid for the outstanding Common Stock in the Change in Control transaction, as determined by the Committee.
        (g)   "Change in Control Termination" means a termination of an Employee Participant's employment by the Corporation without "Cause" or, if the Employee is a party to a written employment agreement with the Corporation, by Employee for "good reason" (as defined in such agreement as in effect from time to time), which termination occurs after the execution of an agreement to which the Corporation is a party pursuant to which a Change in Control has occurred or will occur (upon consummation of the transactions contemplated by such agreement) but, if a Change in Control has occurred pursuant thereto, not more than two years after such Change in Control, and if a Change in Control has not yet occurred pursuant thereto, while such agreement remains executory.
        (h)   "Code" means the Internal Revenue Code of 1986, as amended.
        (i)    "Committee" means the Compensation Committee of the Board, or any other committee or sub-committee of the Board, designated by the Board from time to time, comprised solely of two or more Directors who are "non-employee directors," as defined in Rule 16b-3 of the Exchange Act and "independent directors" for purposes of the rules and regulations of the Stock Exchange. However, the fact that a Committee member shall fail to qualify under any of these requirements shall not invalidate any Award made by the Committee if the Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time, at the discretion of the Board.
        (j)    "Common Stock" means shares of the Corporation's authorized common stock.
        (k)   "Consultant" means a consultant or advisor (other than as an Employee or Director) to the Corporation or a Subsidiary; provided that such person is an individual who (1) renders bona fide services that are not in connection with the offer and sale of the Corporation's securities in a capital-raising transaction, and (2) does not promote or maintain a market for the Corporation's securities.
        (l)    "Corporation" means Rockwell Medical, Inc., a Delaware corporation.

        (m)  "Director" means an individual, other than an Employee, who has been elected or appointed to serve as a member of the Board.
        (n)   "Disability" means total and permanent disability, as defined in Code Section 22(e); provided, however, that for purposes of a Code Section 409A distribution event, "disability" shall be defined under Code Section 409A and regulations thereunder.
        (o)   "Employee" means an individual who has an "employment relationship" with the Corporation or a Subsidiary, as defined in Treasury Regulation 1.421-1(h), and the term "employment" means employment with the Corporation or a Subsidiary.
        (p)   "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.
        (q)   "Fair Market Value" means for purposes of determining the value of Common Stock on the Grant Date, the closing price per share of the Common Stock on the Stock Exchange on the Grant Date. In the event that there are no Common Stock transactions reported on the Stock Exchange on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Common Stock transactions reported on the Stock Exchange. Unless otherwise specified in the Plan, "Fair Market Value" for purposes of determining the value of Common Stock on the date of exercise or Vesting means the closing price per share of the Common Stock on the Stock Exchange on the last date preceding the date of exercise or Vesting on which there were Common Stock transactions reported on the Stock Exchange. If the Common Stock is not listed on a Stock Exchange on the relevant date, the Fair Market Value shall be determined by the Committee in good faith and in accordance with Code Section 409A and regulations thereunder.
        (r)   "Grant Date" means the date on which the Committee grants an Award, or such later effective grant date as shall be designated by the Committee or as set forth in a Participant's Agreement.
        (s)   "Incentive Award" means an Award that is granted in accordance with Article VI.
        (t)    "Incentive Stock Option" means an Option granted pursuant to Article II that is intended to meet the requirements of Code Section 422.
        (u)   "Nonqualified Stock Option" means an Option granted pursuant to Article II that is not an Incentive Stock Option.
        (v)   "Option" means either an Incentive Stock Option or a Nonqualified Stock Option.
        (w)  "Participant" means an Employee, Director or Consultant who is designated by the Committee to participate in the Plan or otherwise receives an Award; provided, however, that our Chief Executive Officer and our Directors, all as of April 13, 2018, shall not be considered a Participant under the Plan and shall not be eligible to receive any awards under the Plan (except for the contingent option awards granted under the Plan to Directors on March 19, 2018) until immediately after our 2019 annual meeting of shareholders.
        (x)   "Performance Award" means any Award of Performance Shares or Performance Units granted pursuant to Article V.
        (y)   "Performance Goals" means the measures of performance of the Corporation and its Subsidiaries selected by the Committee to determine a Participant's entitlement to a Performance Award under the Plan.
        (z)   "Performance Share" means any grant pursuant to Article V and Section 5.2(b)(i).
        (aa) "Performance Unit" means any grant pursuant to Article V and Section 5.2(b)(ii).
        (bb) "Plan" means the Rockwell Medical, Inc. 2018 Long Term Incentive Plan, the terms of which are set forth herein, and any amendments thereto.
        (cc) "Restriction Period" means the period of time during which a Participant's Restricted Stock or Restricted Stock Unit is subject to a risk of forfeiture and/or and is nontransferable.
        (dd) "Restricted Stock" means Common Stock granted pursuant to Article IV that is subject to a Restriction Period.
        (ee) "Restricted Stock Unit" means a right granted pursuant to Article IV to receive Restricted Stock, Common Stock or cash.
        (ff)  "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor thereto.

        (gg) "Stock Appreciation Right" means the right to receive a cash or Common Stock payment from the Corporation, in accordance with Article III of the Plan.
        (hh) "Stock Exchange" means the principal national securities exchange on which the Common Stock is listed for trading, or, if the Common Stock is not listed for trading on a national securities exchange, such other recognized trading market upon which the largest number of shares of Common Stock has been traded in the aggregate during the last 20 days before the applicable date.
        (ii)   "Subsidiary" means a corporation or other entity defined in Code Section 424(f).
        (jj)   "Substitute Awards" shall mean Awards granted or shares issued by the Corporation in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards, by a company acquired by the Corporation or any Subsidiary or with which the Corporation or any Subsidiary combines.
        (kk) "Vested" or "Vesting" means the extent to which an Award granted or issued hereunder has become exercisable or upon termination or lapse of any applicable Restriction Period in accordance with the Plan and the terms of any respective Agreement pursuant to which such Award was granted or issued, or has become payable in whole or in part due to the satisfaction of Performance Goal(s) set forth in the respective Agreement pursuant to which such Award was granted or issued.
        1.5    Administration.
        (a)   The Plan and all Agreements thereunder shall be administered by the Committee. The Committee shall, in its discretion, interpret the Plan and all Agreements thereunder, prescribe, amend, and rescind rules and regulations relating to the Plan and all Agreements thereunder, and make all other determinations necessary or advisable for its/their administration. The decision of the Committee on any question concerning the interpretation of the Plan and all Agreements thereunder or its/their administration with respect to any Award granted under the Plan shall be final and binding upon all Participants. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder. Any Awards granted by the Committee under the Plan must be approved by a majority of the Board.
        (b)   In addition to any other powers set forth in the Plan and subject to Code Section 409A and the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion to:
          (i)  Subject to Section 11.6, amend, modify, or cancel any Award, or to waive any restrictions or conditions applicable to any shares of Common Stock acquired pursuant thereto;
         (ii)  Authorize, in conjunction with any applicable deferred compensation plan of the Corporation, that the receipt of cash or Common Stock subject to any Award under this Plan may be deferred under the terms and conditions of such deferred compensation plan;
        (iii)  Determine the terms and conditions of Awards granted to Participants and whether such terms and conditions have been satisfied; and
        (iv)  Establish such other Awards, besides those specifically enumerated in the Plan, which the Committee determines are consistent with the Plan's purposes.
        (c)   Notwithstanding any other provision of this Plan to the contrary, the Committee and the Board shall not have the authority or the discretion to accelerate the Vesting of any Award, except in the case of a Participant's death or Disability.
        1.6    Participants.    Participants in the Plan shall be such Employees, Directors and Consultants of the Corporation and its Subsidiaries as the Committee in its discretion may select from time to time; provided, however, that our Chief Executive Officer and our Directors, all as of April 13, 2018, shall not be considered a Participant under the Plan and shall not be eligible to receive any awards under the Plan (except for the contingent option awards granted under the Plan to Directors on March 19, 2018) until immediately after our 2019 annual meeting of shareholders. The Committee may grant Awards to an individual upon the condition that the individual become an Employee, Director or Consultant of the Corporation or of a Subsidiary, provided that the Grant Date of the Award shall be deemed to be the date that the individual legally becomes an Employee, Director or Consultant, as applicable.
        1.7    Stock Reserve.
        (a)   The Corporation has reserved 6,200,000 shares of the Corporation's Common Stock for issuance pursuant to stock-based Awards. Up to 1,900,000 of the reserved shares may be granted as Incentive Stock Options under the Plan.

All amounts in this Section 1.7 shall be adjusted, as applicable, in accordance with Section 10.1. Subject to the other provisions in this Section 1.7, the aggregate number of shares of Common Stock reserved under this Section 1.7(a) shall be depleted by the maximum number of shares of Common Stock, if any, that may be payable under an Award as determined on the Grant Date; provided that the aggregate number of shares of Common Stock shall be depleted by one share for each share subject to an Option or Stock Appreciation Right (that will be settled in shares), and shall be depleted by 1.32 shares of Common Stock for each share subject to an Award that will be settled in shares of Common Stock other than an Option or Stock Appreciation Right. For purposes of determining the aggregate number of shares of Common Stock reserved for issuance under this Plan, any fractional share shall be rounded to the next highest full share.
        (b)   The shares of Common Stock subject to any portion of an Award that is forfeited, cancelled, or expires or otherwise terminates without issuance of such shares, or is settled for cash or otherwise does not result in the issuance of all or a portion of the shares subject to such Award shall, to the extent of such forfeiture, cancellation, expiration, termination, cash settlement or non-issuance, be recredited to the Plan's reserve (according to the same ratio as such shares reduced the Plan's reserve according to Section 1.7(a)) and shall again be available for issuance pursuant to Awards under the Plan.
        (c)   For the avoidance of doubt, the following shares of Common Stock, however, may not again be made available for issuance as Awards under the Plan: (i) the full number of shares not issued or delivered as a result of the net settlement of an outstanding Option, Stock Appreciation Right or Restricted Stock Unit, regardless of the number of shares actually used to make such settlement; (ii) shares used to pay the exercise price or for settlement of any Award; (iii) shares used to satisfy withholding taxes related to the Vesting, exercise or settlement of any Award; and (iv) shares repurchased on the open market by the Corporation with the proceeds of the Option exercise price.
        (d)   Substitute Awards shall not reduce the shares reserved for issuance under the Plan or authorized for grant to a Participant in any fiscal year. Additionally, in the event that a company acquired by the Corporation or any Subsidiary or with which the Corporation or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders of such acquired company and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the acquired company) may be used for Awards under the Plan and shall not reduce the shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could no longer have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees, Directors of the Corporation or its Subsidiaries prior to such acquisition or combination.
        1.8    Repricing.    Except as provided in Section 10.1, without the affirmative vote of holders of a majority of the shares of Common Stock cast in person or by proxy at a meeting of the shareholders of the Corporation at which a quorum representing a majority of all outstanding shares is present or represented by proxy, neither the Board nor the Committee shall approve a program providing for (a) the cancellation of outstanding Options and/or Stock Appreciation Rights and the grant in substitution therefor of any new Options and/or Stock Appreciation Rights under the Plan having a lower exercise price than the Fair Market Value of the underlying Common Stock on the original Grant Date, (b) the amendment of outstanding Options and/or Stock Appreciation Rights to reduce the exercise price thereof below the Fair Market Value of the underlying Common Stock on the original Grant Date, or (c) the exchange of outstanding Options or Stock Appreciation Rights for cash or other Awards if the exercise price per share of such Options or Stock Appreciation Rights is greater than the Fair Market Value per share as of the date of exchange. This Section shall not be construed to apply to "issuing or assuming a stock option in a transaction to which section 424(a) applies," within the meaning of Code Section 424.
        1.9    Backdating.    Neither the Board nor the Committee may grant an Option or a Stock Appreciation Right with a Grant Date that is effective prior to the date the Committee takes action to approve such Award.

II. STOCK OPTIONS
        2.1    Grant of Options.    The Committee, at any time and from time to time, subject to the terms and conditions of the Plan, may grant Options to such Participants and for such number of shares of Common Stock as it shall designate, and shall determine the general terms and conditions, which shall be set forth in a Participant's Agreement. Any Participant may hold more than one Option under the Plan and any other plan of the Corporation or Subsidiary. No Option granted hereunder may be exercised after the tenth anniversary of the Grant Date. The Committee may designate any Option granted as either an Incentive Stock Option or a Nonqualified Stock Option, or the Committee may designate a portion of an Option as an Incentive Stock Option or a Nonqualified Stock Option.

        2.2    Incentive Stock Options.    Any Option intended to constitute an Incentive Stock Option shall comply with the requirements of this Section 2.2. An Incentive Stock Option may only be granted to an Employee. No Incentive Stock Option shall be granted with an exercise price below the Fair Market Value of Common Stock on the Grant Date nor with an exercise term that extends beyond ten years from the Grant Date. An Incentive Stock Option shall not be granted to any Participant who owns (within the meaning of Code Section 424(d)) stock of the Corporation or any Subsidiary possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a Subsidiary unless, at the Grant Date, the exercise price for the Option is at least 110% of the Fair Market Value of the shares subject to the Option and the Option, at the Grant Date and by its terms, is not exercisable more than five years after the Grant Date. The aggregate Fair Market Value of the underlying Common Stock (determined at the Grant Date) as to which Incentive Stock Options granted under the Plan (including a plan of a Subsidiary) may first be exercised by a Participant in any one calendar year shall not exceed $100,000. To the extent that an Option intended to constitute an Incentive Stock Option shall violate the foregoing $100,000 limitation (or any other limitation set forth in Code Section 422), the portion of the Option that exceeds the $100,000 limitation (or violates any other Code Section 422 limitation) shall be deemed to constitute a Nonqualified Stock Option.
        2.3    Exercise Price.    The Committee shall determine the per share exercise price for each Option granted under the Plan. No Option may be granted with an exercise price below 100% of the Fair Market Value of Common Stock on the Grant Date.
        2.4    Payment for Option Shares.
        (a)   The exercise price for shares of Common Stock to be acquired upon exercise of an Option granted hereunder shall be paid in full in cash or by personal check, bank draft or money order at the time of exercise; provided, however, that if the Corporation so approves at the time the Option is exercised and to the extent provided in the applicable Agreement, payment may be made by (i) tendering shares of Common Stock to the Corporation, which are withheld from the Option being exercised in a "net exercise" transaction, or are freely owned and held by the Participant independent of any restrictions or hypothecations; (ii) delivery to the Corporation of a properly executed exercise notice, acceptable to the Corporation, together with irrevocable instructions to the Participant's broker to deliver to the Corporation sufficient cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Corporation and the brokerage firm; (iii) delivery of other consideration approved by the Committee having a Fair Market Value on the exercise date equal to the total exercise price; (iv) other means determined by the Committee; or (v) any combination of the foregoing.
        (b)   "Net exercise," as such term is used in the Plan, shall mean an exercise of an Option pursuant to which, upon delivery to the Corporation of written notice of exercise, the consideration received in payment for the exercise of the Option shall be the cancellation of a portion of the Option and the Corporation shall become obligated to issue the "net number" of shares of Common Stock determined according to the following formula:

((A × B) - (A × C))

B
        For purposes of the foregoing formula:
        A = the total number of shares with respect to which such Option is then being exercised (which, for the avoidance of doubt, shall include both the number of shares to be issued to the exercising Participant and the number of shares subject to the portion of the Option to be cancelled in payment of the exercise price).
        B= the Stock Exchange closing price for the Common Stock on the last date on which there were Common Stock transactions preceding the date of the Corporation's receipt of the exercise notice.
        C= the exercise price in effect at the time of such exercise.
        If the foregoing formula would yield a number of shares to be issued that is not a whole number, any such fraction shall be rounded down and disregarded. The shares underlying the exercised portion of the Option that are not issued pursuant to the foregoing formula, along with the corresponding portion of the Option, shall be considered cancelled and no longer subject to exercise.
        (c)   Notwithstanding the foregoing, an Option may not be exercised by delivery to or withholding by the Corporation of shares of Common Stock to the extent that such delivery or withholding (i) would constitute a violation of the provisions of any law or regulation (including the Sarbanes-Oxley Act of 2002), (ii) if there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Corporation under generally accepted accounting principles, or (iii) is not approved by the Corporation and reflected in the applicable Agreement. Until a Participant has been issued a certificate or certificates for the shares of Common Stock so purchased (or the book entry representing such shares has been made and such shares have been deposited with the appropriate registered book-entry custodian), he or she shall possess no rights as a record holder with respect to any such shares.

III. STOCK APPRECIATION RIGHTS
        3.1    Grant of Stock Appreciation Rights.    Stock Appreciation Rights may be granted, held and exercised in such form and upon such general terms and conditions as determined by the Committee. A Stock Appreciation Right may be granted to a Participant with respect to such number of shares of Common Stock of the Corporation as the Committee may determine. No Stock Appreciation Right shall be granted with an exercise term that extends beyond ten years from the Grant Date.
        3.2    Base Price.    The Committee shall determine the per share base price for each Stock Appreciation Right granted under the Plan; provided, however, that the base price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the shares of Common Stock covered by the Stock Appreciation Right on the Grant Date.
        3.3    Exercise of Stock Appreciation Rights.    A Stock Appreciation Right shall be deemed exercised upon receipt by the Corporation of written notice of exercise from the Participant.
        3.4    Stock Appreciation Right Payment.    Upon exercise of a Stock Appreciation Right, a Participant shall be entitled to payment from the Corporation, in cash, shares, or partly in each (as determined by the Committee in accordance with any applicable terms of the Participant's Agreement), of an amount equal to the difference between (a) the aggregate Fair Market Value on the exercise date for the specified number of shares of Common Stock being exercised, and (b) the aggregate base price for the specified number of shares of Common Stock being exercised.

IV. RESTRICTED STOCK AND RESTRICTED STOCK UNITS
        4.1    Grant of Restricted Stock and Restricted Stock Units.    Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Awards of Restricted Stock and Restricted Stock Units under the Plan to such Participants and in such amounts as it shall determine.
        4.2    Terms of Awards.    Each Award of Restricted Stock or Restricted Stock Units shall be evidenced by an Agreement that shall specify the terms of the restrictions, including the Restriction Period, the number of shares of Common Stock or units subject to the Award, the exercise price for the shares of Restricted Stock, if any, the form of consideration that may be used to pay the exercise price of the Restricted Stock, including those specified in Section 2.4, and such other general terms and conditions, including whether the Restricted Stock is subject to achievement of Performance Goals, as the Committee shall determine.
        4.3    Transferability.    Except as provided in this Article IV and Section 11.3 of the Plan, the shares of Common Stock subject to an Award of Restricted Stock or Restricted Stock Units granted hereunder may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Restriction Period or for such period of time as shall be established by the Committee and specified in the applicable Agreement, or upon the earlier satisfaction of other conditions as specified by the Committee in its sole discretion and as set forth in the applicable Agreement.
        4.4    Other Restrictions.    The Committee shall impose such other restrictions on any shares of Common Stock subject to an Award of Restricted Stock or Restricted Stock Units under the Plan as it may deem advisable, including restrictions under applicable federal or state securities laws, and the issuance of a legended certificate of Common Stock representing such shares to give appropriate notice of such restrictions (or, if issued in book entry form, a notation with similar restrictive effect with respect to the book entry representing such shares) pursuant to Section 11.3(b).
        4.5    Voting Rights.    During the time Restricted Stock is subject to the Restriction Period, to the extent not prohibited by law, the Participant's Agreement shall require the Participant to appoint each of the Corporation's chief executive officer and/or corporate secretary as proxies, each with the power to appoint a substitute, authorizing each of them to represent and to vote the Participant's Restricted Stock in accordance with the Board's recommendations on all matters that are submitted to a shareholder vote (such appointment being irrevocable and coupled with an interest and extending until the expiration of the Restriction Period).
        4.6    Settlement of Restricted Stock Unit Awards.    If a Restricted Stock Unit Award is payable in Common Stock, the Corporation shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant's Award Vest or on such other date determined by the Committee, in its discretion, and set forth in the Agreement, one share of Common Stock and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 10.1 for each Restricted Stock Unit then becoming Vested or otherwise to be settled on such date, subject to the withholding of applicable taxes. Notwithstanding any other provision in this Plan to the contrary, any Restricted Stock Unit Award, whether settled in Common Stock, cash or other property, shall be paid no later than two and a half months after the later of the end of the fiscal or calendar year in which the Award Vests.

V. PERFORMANCE AWARDS
        5.1    Grant of Performance Awards.    The Committee, in its discretion, may grant Performance Awards to Participants and may determine, on an individual or group basis, the Performance Goal(s) to be attained pursuant to each Performance Award.
        5.2    Terms of Performance Awards.
        (a)   Performance Awards shall consist of rights to receive cash, Common Stock, other property or a combination thereof, if designated Performance Goal(s) are achieved. The terms of a Participant's Performance Award shall be set forth in a Participant's Agreement. Each Agreement shall specify the Performance Goal(s) applicable to a particular Participant or group of Participants, the period over which the targeted Performance Goal(s) are to be attained, the payment schedule if the Performance Goal(s) are attained, and any other terms as the Committee shall determine and conditions applicable to an individual Performance Award.
        (b)   Performance Awards may be granted as Performance Shares or Performance Units, at the discretion of the Committee. Performance Awards shall be paid no later than two and a half months after the later of the end of the fiscal or calendar year in which the Performance Award is no longer subject to a substantial risk of forfeiture.
          (i)  In the case of Performance Shares, a legended certificate of Common Stock shall be issued in the Participant's name, restricted from transfer prior to the satisfaction of the designated Performance Goal(s) and restrictions (or shares may be issued in book entry form with a notation having similar restrictive effect with respect to the book entry representing such shares), as determined by the Committee and specified in the Participant's Agreement. Prior to satisfaction of the designated Performance Goal(s) and restrictions, to the extent not prohibited by law, the Participant's Agreement shall require the Participant to appoint each of the Corporation's chief executive officer and/or corporate secretary as proxies, each with the power to appoint a substitute, authorizing each of them to represent and to vote the Participant's Performance Shares in accordance with the Board's recommendations on all matters that are submitted to a shareholder vote (such appointment being irrevocable and coupled with an interest and extending until such time as the Performance Goal(s) and other restrictions on the Performance Shares have been satisfied).
         (ii)  In the case of Performance Units, the Participant shall receive an Agreement from the Committee that specifies the Performance Goal(s) and restrictions that must be satisfied before the Corporation shall issue the payment, which may be cash, a designated number of shares of Common Stock, other property, or a combination thereof. In the event of a dividend or distribution paid in shares of Common Stock or any other event described in Article X, appropriate adjustments shall be made in the Participant's Performance Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Common Stock issuable upon settlement of the Performance Unit Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same restrictions as are applicable to the Performance Unit Award.

VI. INCENTIVE AWARDS
        6.1    Grant of Incentive Awards.
        (a)   The Committee, at its discretion, may grant Incentive Awards to such Participants as it may designate from time to time. The terms of a Participant's Incentive Award shall be set forth in the Participant's Agreement and/or in any separate program(s) authorized by the Committee. Each Agreement and/or separate program shall specify such other terms and conditions as the Committee shall determine.
        (b)   The determination of Incentive Awards for a given year or years may be based upon the attainment of specified levels of Performance Goals related to the Corporation or Subsidiary performance as determined at the discretion of the Committee.
        (c)   The Committee shall (i) select those Participants who shall be eligible to receive an Incentive Award, (ii) determine the performance period, (iii) determine target levels (including minimum and maximum levels) of Performance Goals, and

(iv) determine the level of Incentive Award to be paid to each selected Participant upon the achievement of each Performance Goal.
        6.2    Payment of Incentive Awards.
        (a)   Incentive Awards shall be paid in cash, shares of Common Stock or other property, at the discretion of the Committee. Payments shall be made no later than two and a half months after the later of the end of the fiscal or calendar year in which the Incentive Award is no longer subject to a substantial risk of forfeiture.
        (b)   The amount of an Incentive Award to be paid upon the attainment of each targeted Performance Goal shall equal a percentage of a Participant's base salary for the fiscal year, a fixed dollar amount, or pursuant to such other formula, as determined by the Committee or as set forth in the Participant's Agreement.

VII. DIVIDENDS & NO DIVIDEND EQUIVALENTS
        (a)   A Participant shall not be entitled to receive any dividends or other distributions paid with respect to issued and outstanding Restricted Stock or Performance Shares until such time as the Restricted Stock or Performance Shares Vest.
        (b)   No Award may be granted under the Plan that provides for payment of "dividend equivalents" or any similar right to receive cash dividends or other distributions paid with respect to a share of Common Stock prior to the time such Award Vests, and no dividend equivalents or similar rights may ever be granted with respect to an Option, a Share Appreciation Right, or any Award other than a "full value" Award.

VIII. MINIMUM VESTING PERIOD
        8.1    General Rule.    Notwithstanding any provision of this Plan to the contrary, except as provided in Section 8.2, no portion of any Award granted to any Participant shall Vest prior to the twelve (12)-month anniversary of the Grant Date.
        8.2    Exceptions.    Notwithstanding Section 8.1:
        (a)   The Committee may grant Awards to Participants other than a Director or a Board-appointed executive officer that are not subject to the twelve (12)-month minimum vesting period, provided that such Awards in the aggregate do not exceed five percent (5%) of the total number of shares reserved pursuant to Section 1.7(a).
        (b)   For purposes of Awards granted to Directors, "twelve (12)-months" may mean the period of time from one annual shareholders meeting to the next annual shareholders meeting, provided that such period of time is not less than fifty (50) weeks.
        (c)   The Committee may accelerate the Vesting of any Award (i) in the event of a Participant's death or Disability in accordance with Section 1.5(c), or (ii) in accordance with Section 10.2

IX. TERMINATION OF EMPLOYMENT OR SERVICES
        9.1    Options and Stock Appreciation Rights.    Unless otherwise provided in a Participant's Agreement and subject to Article VIII:
        (a)   If, prior to the date when an Option or Stock Appreciation Right first becomes Vested, a Participant's employment or services with the Corporation or a Subsidiary is terminated for any reason, the Participant's right to exercise the Option or Stock Appreciation Right shall terminate and all rights thereunder shall cease.
        (b)   If, on or after the date when an Option or Stock Appreciation Right first becomes Vested, a Participant's employment or services with the Corporation or a Subsidiary is terminated for any reason other than death or Disability, the Participant shall have the right, within the earlier of (i) the expiration of the Option or Stock Appreciation Right, and (ii) three (3) months after termination of employment or services, as applicable, to exercise the Option or Stock Appreciation Right to the extent that it was Vested and exercisable and unexercised on the date of the Participant's termination of employment or services, subject to any other limitation on the exercise of the Option or Stock Appreciation Right in effect on the date of exercise.
        (c)   If, on or after the date when an Option or Stock Appreciation Right first becomes Vested, a Participant's employment or services with the Corporation or a Subsidiary is terminated due to the Participant's death while the Option or Stock Appreciation Right is still exercisable, the person or persons to whom the Option or Stock Appreciation Right shall have been transferred by will or the laws of descent and distribution, shall have the right within the exercise period specified in the Participant's Agreement to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the Participant's date of death, subject to any other limitation on exercise in effect on the date of exercise. The beneficial tax treatment of an Incentive Stock Option may be forfeited if the Option is exercised more than one year after a Participant's date of death.
        (d)   If, on or after the date when an Option or Stock Appreciation Right first becomes Vested, a Participant's employment or services with the Corporation or a Subsidiary is terminated due to the Participant's Disability, the Participant shall have the right, within the exercise period specified in the Participant's Agreement, to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the date of the Participant's termination of employment or services due to Disability, subject to any other limitation on the exercise of the Option or Stock Appreciation Right in effect on the date of exercise. If the Participant dies after termination of employment or services, as applicable, while the Option or Stock Appreciation Right is still exercisable, the Option or Stock Appreciation Right shall be exercisable in accordance with the terms of Section 9.1(c).
        (e)   For the avoidance of doubt, the Committee, at the time of a Participant's termination of employment or services, subject to Sections 2.1 and 3.1, Article VIII and Code Section 409A, may extend the term of a Vested Option or a Vested Stock Appreciation Right.
        (f)    Shares subject to Options and Stock Appreciation Rights that are not exercised in accordance with the provisions of (a) through (e) above shall expire and be forfeited by the Participant as of their expiration date.
        9.2    Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and Incentive Awards.    With respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Incentive Award, unless otherwise provided in a Participant's Agreement and subject to Article VIII:
        (a)   If a Participant's employment or services with the Corporation or a Subsidiary is terminated for any reason, any portion of such Award that is not yet Vested shall terminate and be forfeited by the Participant.
        (b)   If, with respect to a Restricted Stock Award or Restricted Stock Unit Award, the terminated Participant was required to pay a purchase price for any Restricted Stock subject to such Award, other than the performance of services, the Corporation shall have the option to repurchase any shares of Restricted Stock acquired by the Participant which are still subject to the Restriction Period for the purchase price paid by the Participant.
        9.3    Other Provisions.    The transfer of an Employee from one corporation to another among the Corporation and any of its Subsidiaries, or a leave of absence under the leave policy of the Corporation or any of its Subsidiaries, or applicable state or federal law, shall not be a termination of employment for purposes of the Plan, unless a provision to the contrary is expressly stated by the Committee in the Employee's Agreement issued under the Plan. The Committee may, subject to any additional conditions it may require, provide for continued Vesting of an Award in the event of a Participant's termination of employment or service due to death, Disability, qualifying retirement (as determined by the Committee), or termination without Cause, or the Committee may accelerate the Vesting of any Award in the event of a Participant's death or Disability in accordance with Section 1.5(c).

X. ADJUSTMENTS AND CHANGE IN CONTROL
        10.1    Adjustments.    In the event of a merger, statutory share exchange, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Common Stock or the value thereof, such adjustments and other substitutions shall be made to the Plan and Awards as the Committee, in its sole discretion, deems equitable or appropriate, including adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of cash, similar options to purchase the shares of, or other awards denominated in the shares of, another company, or other property, as the Committee may determine to be appropriate in its sole discretion). Any of the foregoing adjustments may provide for the elimination of any fractional share which might otherwise become subject to any Award.
        10.2    Change in Control.
        (a)   Upon a Change in Control, if the successor or surviving corporation (or parent thereof) to the Corporation so agrees, then, without the consent of any Participant (or other person with rights in any Award), some or all outstanding Awards may be assumed, or replaced with the same type of award with similar terms and conditions, by the successor or surviving corporation (or parent thereof) in the Change in Control transaction. If applicable, each Award which is assumed by the successor or surviving corporation (or parent thereof) shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change in Control had the Award been exercised, Vested or earned immediately prior to such Change in Control, and such other appropriate adjustments in the terms and conditions of the Award shall be made. Upon the Participant's Change in Control Termination following the Change in Control, all of the Participant's Awards that are in effect (including any replacement awards) as of the date of such termination shall be Vested in full or deemed earned in full (if applicable, based on the level of achievement of the Performance Goals that had been met on the date immediately prior to the date of the Change in Control Termination or (B) assuming that the Performance Goals had been met at target at the time of such Change in Control Termination, but prorated based on the elapsed portion of the performance period as of the date of the Change in Control Termination, whichever shall result in the greater amount) effective on the date of such Change in Control Termination.
        (b)   To the extent the purchaser, successor or surviving entity (or parent thereof) to the Corporation in the Change in Control transaction does not assume the Awards or issue replacement awards as provided in clause (i) (including, for the avoidance of doubt, by reason of Participant's Change in Control Termination that occurs prior to or concurrent with the Change if Control), then immediately prior to the date of the Change in Control or the date of the Participant's Change in Control Termination, whichever occurs first:
          (i)  Each Option or Stock Appreciation Right that is then held by a Participant who is employed by or in the service of the Corporation or a Subsidiary shall become immediately and fully Vested, and, unless otherwise determined by the Committee, all Options and Stock Appreciation Rights shall be cancelled on the date of the Change in Control in exchange for a cash payment equal to the excess of the Change in Control Price of the shares of Common Stock covered by the Option or Stock Appreciation Right that is so cancelled over the exercise or grant price of such shares under the Award; provided, however, that all Options and Stock Appreciation Rights that have an exercise or grant price that is greater than the Change in Control Price shall be cancelled for no consideration;
         (ii)  Restricted Stock and Restricted Stock Units (that are not Performance Awards) that are not then Vested shall Vest;
        (iii)  All Performance Awards and all Incentive Awards that are earned but not yet paid shall be paid, and all Performance Awards and Incentive Awards for which the performance period has not expired shall be cancelled in exchange for a cash payment equal to the amount that would have been due under such Award(s), valued either (A) based on the level of achievement of the Performance Goals that had been met on the date immediately prior to the date of the Change in Control or (B) assuming that the Performance Goals had been met at target at the time of such Change in Control, but prorated based on the elapsed portion of the performance period as of the date of the Change in Control, whichever shall result in the greater amount.
        For purposes of this clause (b), if the value of an Award is based on the Fair Market Value of a share of Common Stock, Fair Market Value shall be deemed to mean the Change in Control Price.
        (c)   The Committee may, in its sole discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Vested Option or Vested Stock Appreciation Right outstanding immediately prior to the Change in Control shall be cancelled in exchange for a payment in (i) cash, (ii) Common Stock, (iii) common stock of a corporation or other business entity that is a party to the Change in Control, or (iv) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the excess of the Change in Control Price over the exercise or grant price per share under such Option or Stock Appreciation Right (the "Spread"). In the event such determination is made by the Committee, the Spread (reduced by applicable withholding taxes, if any) shall be paid to a Participant in respect of the Participant's canceled Options and Stock Appreciation Rights on or as soon as practicable following the date of the Change in Control.

XI. MISCELLANEOUS
        11.1    Partial Exercise/Fractional Shares.    The Committee may permit, and shall establish procedures for, the partial exercise of Options and Stock Appreciation Rights granted under the Plan. No fractional shares shall be issued in connection with the exercise of an Option or Stock Appreciation Right or payment of a Performance Award, Restricted Stock Award, Restricted Stock Unit Award, or Incentive Award; instead, the Fair Market Value of the fractional shares shall be paid in cash, or at the discretion of the Committee, the number of shares shall be rounded down to the nearest whole number of shares and any fractional shares shall be disregarded.
        11.2    Rights Prior to Issuance of Shares.    No Participant shall have any rights as a shareholder with respect to shares covered by an Award until the issuance of a stock certificate for such shares or electronic transfer to the Participant (or book entry representing such shares has been made and such shares have been deposited with the appropriate registered book-entry custodian). No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the certificate is issued or the shares are electronically delivered to the Participant's brokerage account (or book entry is made).

        11.3    Non Assignability; Certificate Legend; Removal.
        (a)   Except as described below or as otherwise determined by the Committee in a Participant's Agreement, no Award shall be transferable by a Participant except by will or the laws of descent and distribution, and an Option or Stock Appreciation Right shall be exercised only by a Participant during the lifetime of the Participant. Notwithstanding the foregoing, a Participant may assign or transfer an Award that is not an Incentive Stock Option with the consent of the Committee (each transferee thereof, a "Permitted Assignee"); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and any Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Corporation evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan.
        (b)   Each certificate representing shares of Common Stock subject to an Award, to the extent a certificate is issued, shall bear the following legend:
The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the Rockwell Medical, Inc. 2018 Long Term Incentive Plan ("Plan"), rules and administrative guidelines adopted pursuant to such Plan and an Agreement issued under such Plan. A copy of the Plan, such rules and such Agreement may be obtained from the Secretary of Rockwell Medical, Inc. If shares are issued in book entry form, a notation to the same restrictive effect as the legend above shall be placed on the transfer agent's books in connection with such shares.
        (c)   Subject to applicable federal and state securities laws, issued shares of Common Stock subject to an Award shall become freely transferable by the Participant after all applicable restrictions, limitations, performance requirements or other conditions have terminated, expired, lapsed or been satisfied. Once such issued shares of Common Stock are released from such restrictions, limitations, performance requirements or other conditions, the Participant shall be entitled to have the legend required by this Section 11.3 removed from the applicable Common Stock certificate (or notation removed from such book entry).
        11.4    Securities Laws.
        (a)   Anything to the contrary herein notwithstanding, the Corporation's obligation to sell and deliver Common Stock pursuant to the exercise of an Option or Stock Appreciation Right or deliver Common Stock pursuant to a Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Incentive Award is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Corporation deems necessary or advisable. The Corporation shall not be required to sell and deliver or issue Common Stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act or the Exchange Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder or those of the Stock Exchange or any stock exchange on which the Common Stock may be listed, the provisions of any other applicable laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.
        (b)   The Committee may impose such restrictions on any shares of Common Stock issued pursuant to the exercise of an Option or Stock Appreciation Right or the grant of Restricted Stock or Restricted Stock Units or the payment of a Performance Award or Incentive Award under the Plan as it may deem advisable, including restrictions (i) under applicable federal securities laws; (ii) under the requirements of the Stock Exchange; and (iii) under any blue sky or other applicable state securities laws.
        11.5    Withholding Taxes.
        (a)   The Corporation shall have the right to withhold from a Participant's compensation or require a Participant to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the exercise of an Option or Stock Appreciation Right or the Vesting or payment of any Award, or disposition of shares of Common Stock acquired under any Award. Alternatively, if the Corporation so approves and to the extent provided in the Participant's Agreement, the Participant may, in order to fulfill the withholding obligation, tender shares of Common Stock or have shares of stock withheld from the exercise or Vested portion of the Award, provided the shares tendered or withheld have an aggregate Fair Market Value sufficient to satisfy in whole or in part the applicable withholding taxes.. Other payment methods set forth in Section 2.4 may also be utilized to satisfy any applicable withholding requirements if the Corporation approves such form of payment and to the extent provided in the Participant's Agreement. The Corporation may not withhold more shares than are necessary to meet tax withholding obligations owed by Participant.
        (b)   Notwithstanding the foregoing, a Participant may not use shares of Common Stock to satisfy the withholding requirements to the extent that (i) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act; (ii) such withholding would constitute a violation of the provisions of any law or regulation (including the Sarbanes-Oxley Act of 2002); (iii) there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Corporation under generally accepted accounting principles; or (iv) the Corporation does not approve such form of payment and does not provide such payment option in the Participant's Agreement.
        11.6    Termination and Amendment.
        (a)   The Board may terminate the Plan, or the granting of Awards under the Plan, at any time.
        (b)   The Board may amend or modify the Plan at any time and from time to time, and the Committee may amend or modify the terms of an outstanding Agreement at any time and from time to time, but no amendment or modification, without the approval of the shareholders of the Corporation, shall (i) materially increase the benefits accruing to Participants under the Plan;
(ii) increase the amount of Common Stock for which Awards may be made under the Plan, except as permitted under Sections 1.7 and Section 10.1; or (iii) change the provisions relating to the eligibility of individuals to whom Awards may be made under the Plan. In addition, if the Corporation's Common Stock is listed on a Stock Exchange, the Board may not amend the Plan in a manner requiring approval of the shareholders of the Corporation under the rules of the Stock Exchange without obtaining the approval of the shareholders.
        (c)   No amendment, modification, or termination of the Plan or an outstanding Agreement shall in any manner materially and adversely affect any then outstanding Award under the Plan without the consent of the Participant holding such Award, except as set forth in any Agreement relating to the Award, as set forth in Sections 10.2 or 11.9, or to bring the Plan and/or an Award into compliance with the requirements of Code Section 409A or to qualify for an exemption under Code Section 409A.
        11.7    Code Section 409A.    It is intended that Awards granted under the Plan shall be exempt from or in compliance with Code Section 409A, and the provisions of the Plan and all Agreements are to be construed accordingly. The Board reserves the right to amend the terms of the Plan and the Committee reserves the right to amend any outstanding Agreement if necessary either to exempt such Award from Code Section 409A or comply with the requirements of Code Section 409A, as applicable. However, unless otherwise specified herein or in a Participant's Agreement, in no event shall the Corporation or a Subsidiary be responsible for any tax or penalty under Code Section 409A owed by a Participant or beneficiary with regard to an Award payment. Notwithstanding anything in the Plan to the contrary, all or part of an Award payment to a Participant who is determined to constitute a "specified employee" (as defined in Code Section 409A and regulations thereunder) at the time of separation from service, shall be delayed (if then required) under Code Section 409A, and paid in an aggregated lump sum on the first business day following the date that is six months after the date of the Participant's separation from service, or the date of the Participant's death, if earlier; any remaining payments shall be paid on their regularly scheduled payment dates. For purposes of the Plan and any Agreement, the terms "separation from service" or "termination of employment" (or variations thereof) shall be synonymous with the meaning given to the term "separation from service" as defined in Code Section 409A and regulations thereunder.
        11.8    Effect on Employment or Services.    Neither the adoption of the Plan nor the granting of any Award pursuant to the Plan shall be deemed to create any right in any individual to be retained or continued in the employment or services of the Corporation or a Subsidiary.
        11.9    Severability.    If any one or more of the provisions (or any part thereof) of this Plan or of any Agreement issued hereunder, shall be held to be invalid, illegal or unenforceable in any respect, such provision shall be modified (without requiring the consent of any Participant) so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan or of any Agreement shall not in any way be affected or impaired thereby. The Board may, without the consent of any Participant, and in a manner determined necessary solely in the discretion of the Board, amend the Plan and any outstanding Agreement as the Corporation deems necessary to ensure the Plan and all Awards remain valid, legal or enforceable in all respects.
        11.10    Beneficiary Designation.    Except as otherwise designated in a Participant's Agreement, and subject to local laws and procedures, each Participant may file a written beneficiary designation with the Corporation stating who is to receive any benefit under the Plan or any Agreement to which the Participant is entitled in the event of such Participant's death before receipt of any or all of a Plan benefit. Each designation shall revoke all prior designations by the same Participant, be in a form prescribed by the Corporation, and become effective only when filed by the Participant in writing with the Corporation during the Participant's lifetime. If a Participant dies without an effective beneficiary designation for a beneficiary who is living at the time of the Participant's death, the Corporation shall pay any remaining unpaid benefits to the Participant's legal representative.

        11.11    Unfunded Obligation.    A Participant shall have the status of a general unsecured creditor of the Corporation. Any amounts payable to a Participant pursuant to the Plan or any Agreement shall be unfunded and unsecured obligations for all purposes. The Corporation shall not be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Corporation shall retain at all times beneficial ownership of any investments, including trust investments, which the Corporation may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Board, the Committee or the Corporation on the one hand, and any Participant on the other hand, or otherwise create any Vested or beneficial interest in any Participant or the Participant's creditors in any assets of the Corporation. A Participant shall have no claim against the Corporation for any changes in the value of any assets which may be invested or reinvested by the Corporation with respect to the Plan.
        11.12    Approval of Plan.    The Plan shall be subject to the approval of the holders of at least a majority of the votes cast on a proposal to approve the Plan at a duly held meeting of shareholders of the Corporation held within 12 months after adoption of the Plan by the Board. No Award granted under the Plan may be exercised or paid in whole or in part unless the Plan has been approved by the shareholders as provided herein. If not approved by shareholders within such 12-month period, the Plan and any Awards granted under the Plan shall be null and void, with no further force or effect.
        11.13    Governing Law; Limitation on Actions.    Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and Agreements under the Plan, shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules. Any legal action or proceeding with respect to this Plan, any Award or any Agreement (including, but not limited to, claims brought by any shareholders of the Corporation, any Participant, or any other person having an interest in the Plan, any Agreement, or any Award) must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint, and may only be brought and determined in a Delaware state or federal court.

ROCKWELL MEDICAL, INC.
ATTN: DAVID KULL
411 HACKENSACK AVE.
SUITE 501
HACKENSACK, NJ 07601

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Director Elections

Nominees

	For	Against	Abstain
1A John G. Cooper	☐	☐	☐
1B Mark H. Ravich	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. Approve, on an advisory basis, the compensation of the named executive officers.	☐	☐	☐
3. Approve a proposal to ratify the selection of Marcum LLP as our independent registered public accounting firm for 2020.	☐	☐	☐
4. Approve the amendment and restatement of the Rockwell Medical, Inc. 2018 Long Term Incentive Plan to increase the numbers of shares of common stock issuable thereunder by 2,900,000	☐	☐	☐

NOTE: In their discretion with respect to any other matters that may properly come before the meeting.

This proxy will be voted, when properly executed, in accordance with the specification made herein. If no instructions are indicated, the shares represented by this Proxy will be voted FOR the nominees listed in Proposal 1 and FOR Proposals 2 through 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000463249_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 2019 Annual Report are available at www.proxyvote.com .

This proxy is solicited by the Board of Directors of Rockwell Medical, Inc.

The undersigned, as a stockholder of record on April 8, 2020, hereby appoints Angus Smith, attorney and proxy with full power of substitution, in the name, place and stead of the undersigned and hereby authorizes him to vote as proxy all of the shares of common stock, par value $0.0001 per share, of Rockwell Medical, Inc. (the "Company") which the undersigned would be entitled to vote if then personally present at the 2020 Annual Meeting of Stockholders of the Company to be held on May 18, 2020 at 10:00 a.m. Eastern Time, and at any and all adjournments or postponements thereof, upon those matters set forth in the Notice of Annual Meeting and Proxy Statement dated April 20, 2020 (receipt of which is hereby acknowledged) as designated on the reverse side. In his discretion, to the extent permitted by law, the proxy is also authorized to vote upon all such other matters as may properly come before the meeting, including the election of any person to the Board of Directors where a nominee named in the Proxy Statement dated April 20, 2020, is unable to serve or, for good cause, will not serve. The undersigned ratifies all that the proxy or his substitute may lawfully do or cause to be done by virtue hereof and revokes all former proxies.

0000463249_2 R1.0.1.18

Continued and to be signed on reverse side